Exhibit 10.8

Execution Version

FOUR LIEN INTERCREDITOR AGREEMENT

Dated as of November 22, 2021

among

JPMORGAN CHASE BANK, N.A.,
as the First Lien Representative and the First Lien Collateral Agent for the First Lien Claimholders,

ALTER DOMUS (US) LLC,
as the Second Lien Representative and the Second Lien Collateral Agent for the Second Lien Claimholders,

JPMORGAN CHASE BANK, N.A.,
as the Third Lien Representative and the Third Lien Collateral Agent for the Third Lien Claimholders,

ALTER DOMUS (US) LLC,
as the Fourth Lien Representative and the Fourth Lien Collateral Agent for the Fourth Lien Claimholders,

and

each additional Representative and Collateral Agent from time to time party hereto and acknowledged by

W.S. BADCOCK CORPORATION,
as the Company

i

Section 8.	Miscellaneous	40
8.1	Integration/Conflicts	40
8.2	Effectiveness; Continuing Nature of this Agreement; Severability	40
8.3	Amendments; Waivers	41
8.4	Information Concerning Financial Condition of the Loan Parties and their Subsidiaries	41
8.5	Subrogation	42
8.6	Application of Payments	42
8.7	Reserved	43
8.8	Agency Capacities	43
8.9	Submission to Jurisdiction; Certain Waivers	43
8.10	WAIVER OF JURY TRIAL	44
8.11	Notices	44
8.12	Further Assurances	44
8.13	APPLICABLE LAW	44
8.14	Binding on Successors and Assigns	45
8.15	Section Headings	45
8.16	Counterparts	45
8.17	Authorization	45
8.18	No Third Party Beneficiaries; Provisions Solely to Define Relative Rights	45
8.19	No Indirect Actions	45

EXHIBITS

Exhibit A - Joinder Agreement (Replacement Third Lien Debt)

Exhibit B - Joinder Agreement (Replacement Fourth Lien Debt)

Exhibit C - Replacement Designation

ii

FOUR LIEN INTERCREDITOR AGREEMENT

This FOUR LIEN INTERCREDITOR AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is dated as of November 22, 2021 and entered into by and among JPMORGAN CHASE BANK, N.A., as First Lien Representative for the First Lien Claimholders (as defined below) (in such capacity and together with its successors and assigns from time to time in such capacity, the “First Lien Representative”) and as collateral agent for the First Lien Claimholders (in such capacity and together with its successors and assigns from time to time in such capacity, the “First Lien Collateral Agent”), ALTER DOMUS (US) LLC, as Second Lien Representative for the Second Lien Claimholders (as defined below) (in such capacity and together with its successors and assigns from time to time in such capacity, the “Second Lien Representative”) and as collateral agent for the Second Lien Claimholders (in such capacity and together with its successors and assigns from time to time in such capacity, the “Second Lien Collateral Agent”), JPMORGAN CHASE BANK, N.A., as Third Lien Representative for the Third Lien Claimholders (as defined below) (in such capacity and together with its successors and assigns from time to time in such capacity or any Representative that becomes a party hereto with respect to the Third Lien Obligations pursuant to a Refinancing made in compliance with Section 5.6, the “Third Lien Representative”), and as collateral agent for the Third Lien Claimholders (in such capacity and together with its successors and assigns from time to time in such capacity or any Collateral Agent that becomes a party hereto with respect to the Third Lien Obligations pursuant to a Refinancing made in compliance with Section 5.6, the “Third Lien Collateral Agent”), ALTER DOMUS (US) LLC, as Fourth Lien Representative for the Fourth Lien Claimholders (as defined below) (in such capacity and together with its successors and assigns from time to time in such capacity or any Representative that becomes a party hereto with respect to the Fourth Lien Obligations pursuant to a Refinancing made in compliance with Section 5.6, the “Fourth Lien Representative”), and as collateral agent for the Fourth Lien Claimholders (in such capacity and together with its successors and assigns from time to time in such capacity or any Collateral Agent that becomes a party hereto with respect to the Fourth Lien Obligations pursuant to a Refinancing made in compliance with Section 5.6, the “Fourth Lien Collateral Agent”), and each additional Third Lien Representative, Third Lien Collateral Agent, Fourth Lien Representative and Fourth Lien Collateral Agent that from time to time becomes a party hereto pursuant to Section 8.7, and acknowledged by W.S. BADCOCK CORPORATION, a Florida corporation (the “Company”). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.

RECITALS

Franchise Group, Inc., a Delaware corporation (“FRG”), Franchise Group Newco PSP, LLC, a Delaware limited liability company (“FG Newco PSP”), Valor Acquisition, LLC, a Delaware limited liability company (“Valor”), Franchise Group Newco Intermediate AF, LLC, a Delaware limited liability company (“FG Newco Intermediate AF” and together with FRG, FG Newco PSP and Valor individually each a “Borrower” and collectively, the “Borrowers”), the lenders party thereto, the First Lien Representative and the First Lien Collateral Agent have entered into that certain First Lien Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”);

The Borrowers, the lenders party thereto, the Second Lien Representative and the Second Lien Collateral Agent have entered into that certain Second Lien Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement”);

The Borrowers, the lenders party thereto, the Third Lien Representative and the Third Lien Collateral Agent have entered into that certain First Lien Credit Agreement, dated as of March 10, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time or Refinanced (subject to compliance with Section 5.6), the “Third Lien Credit Agreement”);

The Borrowers, the lenders party thereto, the Fourth Lien Representative and the Fourth Lien Collateral Agent have entered into that certain Second Lien Credit Agreement, dated as of March 10, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time or Refinanced (subject to compliance with Section 5.6), the “Fourth Lien Credit Agreement”);

Pursuant to (i) that certain First Lien Guaranty Agreement, dated as of the date hereof, between the Company and the First Lien Representative, the Company has agreed to guaranty the First Lien Obligations (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Guaranty”); (ii) that certain Second Lien Guaranty Agreement, dated as of the date hereof, between the Company and the Second Lien Representative, the Company has agreed to guarantee the Second Lien Obligations (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Guaranty”); (iii) that certain First Lien Guaranty Agreement, dated as of the date hereof, between the Company and the Third Lien Representative, the Company has agreed to guaranty the Third Lien Obligations (as amended, restated, amended and restated, supplemented or otherwise modified from time to time or any guaranty by the Company with respect to the Third Lien Obligations pursuant to a Refinancing made in compliance with Section 5.6, the “Third Lien Guaranty”); and (iv) that certain Second Lien Guaranty Agreement, dated as of the date hereof, between the Company and the Fourth Lien Representative, the Company has agreed to guarantee the Fourth Lien Obligations (as amended, restated, amended and restated, supplemented or otherwise modified from time to time or any guaranty by the Company with respect to the Fourth Lien Obligations pursuant to a Refinancing made in compliance with Section 5.6, the “Fourth Lien Guaranty”);

In furtherance of the foregoing, the First Lien Loan Documents, the Second Lien Loan Documents, the Third Lien Loan Documents and the Fourth Lien Loan Documents provide, among other things, that the First Lien Representative and the First Lien Collateral Agent, on the one hand (each on behalf of the First Lien Claimholders), the Second Lien Representative and the Second Lien Collateral Agent, on the one hand (each on behalf of the Second Lien Claimholders), each Third Lien Representative and each Third Lien Collateral Agent, on the one hand (each on behalf of its related Third Lien Claimholders) and each Fourth Lien Representative and each Fourth Lien Collateral Agent, on the other hand (each on behalf of its related Fourth Lien Claimholders) shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, each of the First Lien Representative (for itself and on behalf of each other First Lien Claimholder), the First Lien Collateral Agent (for itself and on behalf of each other First Lien Claimholder), the Second Lien Representative (for itself and on behalf of each other Second Lien Claimholder), the Second Lien Collateral Agent (for itself and on behalf of each other Second Lien Claimholder), the Third Lien Representative (for itself and on behalf of each other Third Lien Claimholder), the Third Lien Collateral Agent (for itself and on behalf of each other Third Lien Claimholder), the Fourth Lien Representative (for itself and on behalf of each other Fourth Lien Claimholder), the Fourth Lien Collateral Agent (for itself and on behalf of each other Fourth Lien Claimholder), each other Representative (for itself and on behalf of each other Claimholder represented by it) and each other Collateral Agent (for itself and on behalf of each other Claimholder represented by it), intending to be legally bound, hereby agrees as follows:

Section 1.    Definitions.

1.1               Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to a specified Person, (a) any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with the Person specified or is a director or officer of the Person specified or (b) any other Person that directly or indirectly owns 10% or more of any class of equity interests of the Person specified.

“Agreement” has the meaning set forth in the Preamble to this Agreement.

“Applicable Junior Lien Collateral Agent” means (i) initially and prior to the Discharge of Second Lien Obligations and if the Second Lien Collateral Agent and/or the Second Lien Representative has commenced or is maintaining, or seeking to commence or maintain, any Enforcement Action or otherwise exercise any rights or remedies with respect to the Collateral following the Standstill Period in accordance with Section 3.1, the Second Lien Collateral Agent, (ii) prior to the Discharge of Third Lien Obligations and if none of the First Lien Collateral Agent, the First Lien Representative, the Second Lien Collateral Agent or the Second Lien Representative has commenced or is maintaining, or seeking to commence or maintain, any Enforcement Action or otherwise exercise any rights or remedies with respect to the Collateral following the Standstill Period in accordance with Section 3.1, the Third Lien Collateral Agent, and (iii) prior to the Discharge of Fourth Lien Obligations and if none of the First Lien Collateral Agent, the First Lien Representative, the Second Lien Collateral Agent, the Second Lien Representative, the Third Lien Collateral Agent or the Third Lien Representative has commenced or is maintaining, or seeking to commence or maintain, any Enforcement Action or otherwise exercise any rights or remedies with respect to the Collateral following the Standstill Period in accordance with Section 3.1, the Fourth Lien Collateral Agent.

“Applicable Junior Lien Collateral Documents” means (i) initially and prior to the Discharge of First Lien Obligations, the Second Lien Collateral Documents (if any), the Third Lien Collateral Documents (if any) and the Fourth Lien Collateral Documents (if any), (ii) from and after the Discharge of First Lien Obligations and prior to the Discharge of Second Lien Obligations, the Third Lien Collateral Documents (if any) and the Fourth Lien Collateral Documents (if any) and (iii) from and after the Discharge of Second Lien Obligations and prior to the Discharge of Third Lien Obligations, the Fourth Lien Collateral Documents (if any).

“Applicable Junior Lien Representative” means (i) initially and prior to the Discharge of Second Lien Obligations and if the Second Lien Collateral Agent and/or the Second Lien Representative has commenced or is maintaining, or seeking to commence or maintain, any Enforcement Action or otherwise exercise any rights or remedies with respect to the Collateral following the Standstill Period in accordance with Section 3.1, the Second Lien Representative, (ii) prior to the Discharge of Third Lien Obligations and if neither the Second Lien Collateral Agent nor the Second Lien Representative has commenced or is maintaining, or seeking to commence or maintain, any Enforcement Action or otherwise exercise any rights or remedies with respect to the Collateral following the Standstill Period in accordance with Section 3.1, the Third Lien Representative, and (iii) prior to the Discharge of Fourth Lien Obligations and if none of the Second Lien Collateral Agent, the Second Lien Representative, the Third Lien Collateral Agent or the Third Lien Representative has commenced or is maintaining, or seeking to commence or maintain, any Enforcement Action or otherwise exercise any rights or remedies with respect to the Collateral following the Standstill Period in accordance with Section 3.1, the Fourth Lien Representative.

“Applicable Senior Lien Claimholders” means (i) initially and prior to the Discharge of First Lien Obligations, the First Lien Representative, the First Lien Collateral Agent and the other First Lien Claimholders, (ii) from and after the Discharge of First Lien Obligations and prior to the Discharge of Second Lien Obligations, the Second Lien Representative, the Second Lien Collateral Agent and the other Second Lien Claimholders and (iii) from and after the Discharge of Second Lien Obligations and prior to the Discharge of Third Lien Obligations, the Third Lien Representative, the Third Lien Collateral Agent and the other Third Lien Claimholders.

“Applicable Senior Lien Collateral Agent” means (i) initially and prior to the Discharge of First Lien Obligations, the First Lien Collateral Agent, (ii) from and after the Discharge of First Lien Obligations and prior to the Discharge of Second Lien Obligations, the Second Lien Collateral Agent and (iii) from and after the Discharge of Second Lien Obligations and prior to the Discharge of Third Lien Obligations, the Third Lien Collateral Agent.

“Applicable Senior Lien Collateral Documents” means (i) initially and prior to the Discharge of First Lien Obligations, the First Lien Collateral Documents, (ii) from and after the Discharge of First Lien Obligations and prior to the Discharge of Second Lien Obligations, the Second Lien Collateral Documents and (iii) from and after the Discharge of Second Lien Obligations and prior to the Discharge of Third Lien Obligations, the Third Lien Collateral Documents.

“Applicable Senior Lien Obligations” means (i) initially and prior to the Discharge of First Lien Obligations, the First Lien Obligations, (ii) from and after the Discharge of First Lien Obligations and prior to the Discharge of Second Lien Obligations, the Second Lien Obligations and (iii) from and after the Discharge of Second Lien Obligations and prior to the Discharge of Third Lien Obligations, the Third Lien Obligations.

“Applicable Senior Lien Representative” means (i) initially and prior to the Discharge of First Lien Obligations, the First Lien Representative, (ii) from and after the Discharge of First Lien Obligations and prior to the Discharge of Second Lien Obligations, the Second Lien Representative and (iii) from and after the Discharge of Second Lien Obligations and prior to the Discharge of Third Lien Obligations, the Third Lien Representative.

“Badcock Mortgaged Properties” has the meaning assigned to such term in the First Lien Credit Agreement, the Second Lien Credit Agreement, the Third Lien Credit Agreement and the Fourth Lien Credit Agreement.

“Bank Product Obligations” means all obligations and liabilities (whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred) of any Loan Party, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, which may arise under, out of, or in connection with any credit and debit cards (including commercial credit cards), stored value cards, purchasing cards, treasury, investment, depository, clearing house, wire transfer, overdraft, controlled disbursement, cash management or automated clearing house transfers of funds services, return items, interstate depository network services or any related services, to any Person permitted to be a secured party in respect of such obligations under the applicable Secured Loan Documents.

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Borrower” has the meaning set forth in the Recitals to this Agreement.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Cap Amount” means the First Lien Cap Amount, the Second Lien Cap Amount or the Third Lien Cap Amount, as the context may require.

“Claimholders” means the First Lien Claimholders, the Second Lien Claimholders, the Third Lien Claimholders and/or the Fourth Lien Claimholders, as the context may require.

“Collateral” means, at any time, all of the assets and property of the Company, whether real, personal or mixed, in which the holders of the Secured Obligations (or their respective Collateral Agents or Representatives) hold, purport to hold or are required to hold, a security interest at such time (or, in the case of the Senior Lien Obligations, are deemed pursuant to Section 2 to hold a security interest) to secure the Secured Obligations.

“Collateral Agent” means the First Lien Collateral Agent, the Second Lien Collateral Agent, any Third Lien Collateral Agent and/or any Fourth Lien Collateral Agent, as the context may require.

“Collateral Documents” means the First Lien Collateral Documents, the Second Lien Collateral Documents, the Third Lien Loan Documents and the Fourth Lien Collateral Documents.

“Company” has the meaning set forth in the Preamble to this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Declined Liens” has the meaning set forth in Section 2.3.

“Designation” means a Third Lien Replacement Designation or Fourth Lien Replacement Designation in substantially the form of Exhibit A or Exhibit B attached hereto.

“Discharge” means, except to the extent otherwise provided in Section 5.6, with respect to any Series of Secured Obligations, each of the following has occurred:

(a)                payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding) on all Indebtedness outstanding under the applicable Secured Loan Documents and constituting Secured Obligations of such Series;

(b)                payment in full in cash of all Hedging Obligations and all Bank Product Obligations constituting Secured Obligations of such Series secured by the Collateral, or the cash collateralization of all such applicable Hedging Obligations and Bank Product Obligations on terms satisfactory to each applicable counterparty (or the making of other arrangements satisfactory to the applicable counterparty);

(c)                payment in full in cash of all other Secured Obligations of such Series under the applicable Secured Loan Documents of such Series that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time); and

(d)                termination or expiration of all commitments, if any, to extend credit that would constitute Secured Obligations under such Series.

The term “Discharged” shall have a corresponding meaning.

“Discharge of First Lien Obligations” means the Discharge of all First Lien Obligations has occurred.

“Discharge of Second Lien Obligations” means the Discharge of all Second Lien Obligations has occurred.

“Discharge of Third Lien Obligations” means the Discharge of all Third Lien Obligations has occurred; provided, that the Discharge of Third Lien Obligations shall be deemed not to have occurred if the Third Lien Credit Agreement is Refinanced in accordance with Section 5.6 and such Refinanced Indebtedness is then in effect and has not itself been Discharged or Refinanced in accordance with Section 5.6.

“Discharge of Fourth Lien Obligations” means the Discharge of all Fourth Lien Obligations has occurred; provided, that the Discharge of Fourth Lien Obligations shall be deemed not to have occurred if the Fourth Lien Credit Agreement is Refinanced in accordance with Section 5.6 and such Refinanced Indebtedness is then in effect and has not itself been Discharged or Refinanced in accordance with Section 5.6.

“Discharge of Junior Lien Obligations” means, as used herein as of any date of determination, (i) in the case of the First Lien Representative, the First Lien Collateral Agent, the other First Lien Claimholders and the First Lien Obligations and after the Discharge of First Lien Obligations has occurred, the Discharge of Second Lien Obligations, the Discharge of Third Lien Obligations and the Discharge of Fourth Lien Obligations, (ii) in the case of the Second Lien Representative, the Second Lien Collateral Agent, the other Second Lien Claimholders and the Second Lien Obligations and after the Discharge of Second Lien Obligations has occurred, the Discharge of Third Lien Obligations and the Discharge of Fourth Lien Obligations and (iii) in the case of the Third Lien Representative, the Third Lien Collateral Agent, the other Third Lien Claimholders and the Third Lien Obligations and after the Discharge of Third Lien Obligations has occurred, the Discharge of Fourth Lien Obligations.

“Discharge of Senior Lien Obligations” means, as used herein as of any date of determination, (i) if a Discharge of First Lien Obligations has not occurred as of such date, a Discharge of First Lien Obligations, (ii) if a Discharge of First Lien Obligations has occurred as of such date and a Discharge of Second Lien Obligations has not occurred as of such date, a Discharge of Second Lien Obligations and (iii) if a Discharge of First Lien Obligations and a Discharge of Second Lien Obligations has occurred as of such date and a Discharge of Third Lien Obligations has not occurred as of such date, a Discharge of Third Lien Obligations.

“Disposition” has the meaning set forth in Section 5.1(b).

“Enforcement Action” means any action to:

(a)                foreclose, execute, levy, or collect on, take possession or control of (other than for purposes of perfection), sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral, or otherwise exercise or enforce remedial rights with respect to Collateral under the Secured Loan Documents (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable);

(b)                solicit bids from third Persons, approve bid procedures for any proposed disposition of Collateral, conduct the liquidation or disposition of Collateral or engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting, and selling Collateral;

(c)                receive a transfer of Collateral in satisfaction of Indebtedness or any other Obligation secured thereby; or

(d)                otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity, or pursuant to the Secured Loan Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising Collateral).

“FG Newco Intermediate AF” shall have the meaning set forth in the Recitals to this Agreement.

“FG Newco PSP” shall have the meaning set forth in the Recitals to this Agreement.

“First Lien Cap Amount” means, (x) unless the Company shall be subject to any Insolvency or Liquidation Proceeding, $467,500,000 minus the aggregate amount of principal payments made under the First Lien Credit Agreement from and after the date hereof; and (y) if the Company shall be subject to any Insolvency or Liquidation Proceeding the sum of (i) $467,500,000 minus (ii) the aggregate amount of principal payments made under the First Lien Credit Agreement from and after the date hereof plus (iii) 10% of the sum of the aggregate outstanding principal amount of Indebtedness under the First Lien Loan Documents immediately prior to the commencement of such Insolvency or Liquidation Proceeding.

“First Lien Claimholders” means the “Secured Parties” as defined in the First Lien Credit Agreement.

“First Lien Collateral” means any “Badcock Collateral,” “Pledged Collateral” or similar term as defined in any First Lien Loan Document or any other assets of the Company with respect to which a Lien is granted, purported to be granted or required to be granted pursuant to a First Lien Loan Document as security for any First Lien Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any First Lien Claimholder; provided that, for the avoidance of doubt and solely for purposes of this Agreement, “First Lien Collateral” shall not include any Collateral (as defined in each of the First Lien Credit Agreement, the Second Lien Credit Agreement, the Third Lien Credit Agreement and the Fourth Lien Credit Agreement).

“First Lien Collateral Agent” has the meaning set forth in the Preamble to this Agreement.

“First Lien Collateral Documents” means the “Badcock Security Documents” (as defined in the First Lien Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any First Lien Obligations or pursuant to which any such Lien is perfected; provided that (i) for the avoidance of doubt and solely for purposes of this Agreement, “First Lien Collateral Documents” shall not include any Security Documents (as defined in each of the First Lien Credit Agreement, the Second Lien Credit Agreement, the Third Lien Credit Agreement and the Fourth Lien Credit Agreement) and (ii) in the case of any First Lien/Third Lien Mortgage, such First Lien/Third Lien Mortgage shall only constitute a “First Lien Collateral Document” solely as it relates to such First Lien/Third Lien Mortgage providing security for any First Lien Obligations.

“First Lien Credit Agreement” has the meaning set forth in the Recitals to this Agreement.

“First Lien Guaranty” has the meaning set forth in the Recitals to this Agreement.

“First Lien Loan Documents” means the First Lien Credit Agreement and the other “Loan Documents” as defined in the First Lien Credit Agreement and any other document or agreement entered into for the purpose of evidencing, governing, securing or perfecting the First Lien Obligations.

“First Lien Mortgage” means a First Lien/Third Lien Mortgage solely to the extent it constitutes a First Lien Collateral Document.

“First Lien/Third Lien Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by the Company is granted to secure any First Lien Obligations and/or Third Lien Obligations or under which rights or remedies with respect to any such Liens are governed; provided that, for the avoidance of doubt and solely for purposes of this Agreement, “First Lien/Third Lien Mortgages” shall not include any Mortgages (as defined in each of the First Lien Credit Agreement, the Second Lien Credit Agreement, the Third Lien Credit Agreement and the Fourth Lien Credit Agreement).

“First Lien Obligations” means the “Secured Obligations” as defined in the First Lien Loan Documents. For avoidance of doubt, Hedging Obligations and Bank Product Obligations shall not be subject to the First Lien Cap Amount.

“First Lien Real Property Collateral Agent” has the meaning set forth in Section 5.5(e).

“First Lien Representative” has the meaning set forth in the Preamble to this Agreement.

“Fourth Lien Cap Amount” means, (x) unless the Company shall be subject to any Insolvency or Liquidation Proceeding, $330,000,000; and (y) if the Company shall be subject to any Insolvency or Liquidation Proceeding the sum of (i) $330,000,000 plus (ii) 10% of the sum of the aggregate outstanding principal amount of Indebtedness under the Fourth Lien Loan Documents immediately prior to the commencement of such Insolvency or Liquidation Proceeding.

“Fourth Lien Claimholders” means the “Secured Parties” as defined in the Fourth Lien Loan Documents.

“Fourth Lien Collateral” means any “Badcock Collateral,” “Pledged Collateral” or similar term as defined in any Fourth Lien Loan Document or any other assets of the Company with respect to which a Lien is granted, purported to be granted or required to be granted pursuant to a Fourth Lien Loan Document as security for any Fourth Lien Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any Fourth Lien Claimholder; provided that, for the avoidance of doubt and solely for purposes of this Agreement, “Fourth Lien Collateral” shall not include any Collateral (as defined in each of the First Lien Credit Agreement, the Second Lien Credit Agreement, the Third Lien Credit Agreement and the Fourth Lien Credit Agreement).

“Fourth Lien Collateral Agent” has the meaning set forth in the Preamble to this Agreement.

“Fourth Lien Collateral Documents” means the “Badcock Security Documents” (as defined in the Fourth Lien Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Fourth Lien Obligations or pursuant to which any such Lien is perfected; provided that (i) for the avoidance of doubt and solely for purposes of this Agreement, “Fourth Lien Collateral Documents” shall not include any Security Documents (as defined in each of the First Lien Credit Agreement, the Second Lien Credit Agreement, the Third Lien Credit Agreement and the Fourth Lien Credit Agreement) and (ii) in the case of any Second Lien/Fourth Lien Mortgage, such Second Lien/Fourth Lien Mortgage shall only constitute a “Fourth Lien Collateral Document” solely as it relates to such Second Lien/Fourth Lien Mortgage providing security for any Fourth Lien Obligations.

“Fourth Lien Credit Agreement” has the meaning set forth in the Recitals to this Agreement.

“Fourth Lien Guaranty” has the meaning set forth in the Recitals to this Agreement.

“Fourth Lien Loan Documents” means the Fourth Lien Credit Agreement and the other “Loan Documents” as defined in the Fourth Lien Credit Agreement and any other document or agreement entered into for the purpose of evidencing, governing, securing or perfecting the Fourth Lien Obligations.

“Fourth Lien Mortgage” means a Second Lien/Fourth Lien Mortgage solely to the extent it constitutes a Fourth Lien Collateral Document.

“Fourth Lien Obligations” means the “Secured Obligations” as defined in the Fourth Lien Loan Documents. For avoidance of doubt, Hedging Obligations and Bank Product Obligations shall not be subject to the Fourth Lien Cap Amount.

“Fourth Lien Representative” has the meaning set forth in the Preamble to this Agreement.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Hedge Agreement” means a Swap Contract entered into by a Loan Party with a counterparty as permitted under the Secured Loan Documents.

“Hedging Obligation” of any Person means any obligation of such Person pursuant to any Hedge Agreement.

“Indebtedness” means and includes all indebtedness for borrowed money. For the avoidance of doubt, “Indebtedness” shall not include reimbursement or other obligations in respect of letters of credit, Hedging Obligations or Bank Product Obligations.

“Insolvency or Liquidation Proceeding” means:

(a)                any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Loan Party;

(b)                any other voluntary or involuntary insolvency, reorganization or Bankruptcy Case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Loan Party or with respect to a material portion of their respective assets;

(c)                any liquidation, dissolution, reorganization or winding up of any Loan Party whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d)                any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Loan Party.

“Joinder Agreement” means a supplement to this Agreement in the form of Exhibit A or Exhibit B hereto, as applicable, required to be delivered by a Representative and a Collateral Agent to each other then-existing Representative and Collateral Agent pursuant to Section 5.6 in order to include Refinancing Indebtedness that constitutes Third Lien Obligations or Fourth Lien Obligations hereunder and to become the Representative or Collateral Agent, as the case may be, hereunder in respect thereof for the applicable Third Lien Claimholders or the applicable Fourth Lien Claimholders, as the case may be, under such Third Lien Obligations or Fourth Lien Obligations.

“Junior Lien Claimholders” means, when used herein, (i) in respect of the First Lien Representative, the First Lien Collateral Agent, the other First Lien Claimholders and the First Lien Obligations, the Second Lien Claimholders, the Third Lien Claimholders and the Fourth Lien Claimholders, (ii) in respect of the Second Lien Representative, the Second Lien Collateral Agent, the other Second Lien Claimholders and the Second Lien Obligations, the Third Lien Claimholders and the Fourth Lien Claimholders and (iii) in respect of the Third Lien Representative, the Third Lien Collateral Agent, the other Third Lien Claimholders and the Third Lien Obligations, the Fourth Lien Claimholders.

“Junior Lien Collateral Agent” means, when used herein, (i) in respect of the First Lien Representative, the First Lien Collateral Agent, the other First Lien Claimholders and the First Lien Obligations, the Second Lien Collateral Agent, the Third Lien Collateral Agent and the Fourth Lien Collateral Agent, (ii) in respect of the Second Lien Representative, the Second Lien Collateral Agent, the other Second Lien Claimholders and the Second Lien Obligations, the Third Lien Collateral Agent and the Fourth Lien Collateral Agent and (iii) in respect of the Third Lien Representative, the Third Lien Collateral Agent, the other Third Lien Claimholders and the Third Lien Obligations, the Fourth Lien Collateral Agent.

“Junior Lien Collateral Documents” means, when used herein, (i) in respect of any First Lien Collateral Document, the Second Lien Collateral Documents, the Third Lien Collateral Documents and the Fourth Lien Collateral Documents, (ii) in respect of any Second Lien Collateral Document, the Third Lien Collateral Documents and the Fourth Lien Collateral Documents and (iii) in respect of any Third Lien Collateral Document, the Fourth Lien Collateral Documents.

“Junior Lien Declined Lien” has the meaning set forth in Section 2.3.

“Junior Lien Loan Documents” means, when used herein, (i) in respect of any First Lien Loan Document, the Second Lien Loan Documents, the Third Lien Loan Documents and the Fourth Lien Loan Documents, (ii) in respect of any Second Lien Loan Document, the Third Lien Loan Documents and the Fourth Lien Loan Documents and (iii) in respect of any Third Lien Loan Document, the Fourth Lien Loan Documents.

“Junior Lien Mortgage” means, when used herein, (i) in respect of any First Lien Mortgage, the Second Lien Mortgages, the Third Lien Mortgages and the Fourth Lien Mortgages, (ii) in respect of any Second Lien Mortgage, the Third Lien Mortgages and the Fourth Lien Mortgages and (iii) in respect of any Third Lien Mortgage, the Fourth Lien Mortgages.

“Junior Lien Obligations” means, when used herein, (i) in respect of the First Lien Representative, the First Lien Collateral Agent, the other First Lien Claimholders and the First Lien Obligations, the Second Lien Obligations, the Third Lien Obligations and the Fourth Lien Obligations, (ii) in respect of the Second Lien Representative, the Second Lien Collateral Agent, the other Second Lien Claimholders and the Second Lien Obligations, the Third Lien Obligations and the Fourth Lien Obligations and (iii) in respect of the Third Lien Representative, the Third Lien Collateral Agent, the other Third Lien Claimholders and the Third Lien Obligations, the Fourth Lien Obligations.

“Junior Lien Representative” means, when used herein, (i) in respect of the First Lien Representative, the First Lien Collateral Agent, the other First Lien Claimholders and the First Lien Obligations, the Second Lien Representative, the Third Lien Representative and the Fourth Lien Representative, (ii) in respect of the Second Lien Representative, the Second Lien Collateral Agent, the other Second Lien Claimholders and the Second Lien Obligations, the Third Lien Representative and the Fourth Lien Representative and (iii) in respect of the Third Lien Representative, the Third Lien Collateral Agent, the other Third Lien Claimholders and the Third Lien Obligations, the Fourth Lien Representative.

“Lien” means any lien (including judgment liens and liens arising by operation of law), mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, call, trust (whether contractual, statutory, deemed, equitable, constructive, resulting or otherwise), UCC financing statement or other preferential arrangement having the practical effect of any of the foregoing, including any right of set-off or recoupment.

“Loan Parties” has the meaning assigned to such term in the First Lien Credit Agreement, the Second Lien Credit Agreement, the Third Lien Credit Agreement and the Fourth Lien Credit Agreement.

“New Claimholders” means the Claimholders in respect of any Series of New Obligations.

“New Obligations” means any Third Lien Obligations or Fourth Lien Obligations, as the case may be, that become subject to the terms of this Agreement pursuant to a Joinder Agreement in accordance with Section 5.6.

“Obligations” means all obligations of every nature of the Company from time to time owed to any First Lien Claimholders, any Second Lien Claimholders, any Third Lien Claimholders, any Fourth Lien Claimholders or any of them or their respective Affiliates, in each case, under the First Lien Loan Documents, the Second Lien Loan Documents, the Third Lien Loan Documents, the Fourth Lien Loan Documents, Hedge Agreements or Bank Product Obligations, whether for principal, interest, premium or payments for early termination of Swap Contracts, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing and including any interest and fees that accrue after the commencement by or against any Person of any proceeding under any Bankruptcy Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Other Intercreditor Agreement” means that certain Amended and Restated First Lien/Second Lien Intercreditor Agreement, dated as of the date hereof, among JPMorgan Chase Bank, N.A., as the Initial First Lien Representative and the Initial First Lien Collateral Agent, Alter Domus (US) LLC, as the Initial Second Lien Representative and the Initial Second Lien Collateral Agent, JPMorgan Chase Bank, N.A., as the Initial Additional First Lien Representative and the Initial Additional First Lien Collateral Agent and Alter Domus (US) LLC, as the Initial Additional Second Lien Representative and the Initial Additional Second Lien Collateral Agent, and acknowledged by the Loan Parties, as amended, restated, amended and restated, supplemented or otherwise modified in accordance with its terms.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.5.

“Post-Petition Interest” means interest, fees, premiums, expenses and other charges that, pursuant to the Secured Loan Documents, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

“Real Property Collateral Agents” has the meaning set forth in Section 5.5(f).

“Refinance” means, in respect of any Indebtedness that constitutes Third Lien Obligations or Fourth Lien Obligations, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other Indebtedness in exchange or replacement for, such Indebtedness in whole or in part and subject, in the case of the Third Lien Obligations, to the Third Lien Cap Amount, and in the case of the Fourth Lien Obligations, to the Fourth Lien Cap Amount, in each case, regardless of whether the principal amount of such Refinancing Indebtedness is the same, greater than, or less than the principal amount of the Refinanced Indebtedness; provided that the definitive documentation for any such Refinancing Indebtedness shall provide that the holders of such Refinancing Indebtedness are subject to and bound by the provisions of this Agreement in their capacity as a holder of Third Lien Obligations or Fourth Lien Obligations, as the case may be. “Refinanced” and “Refinancing” shall have correlative meanings.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees and substantially the same collateral provisions) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Remaining Junior Lien Claimholders” means, as used herein as of any date of determination, (i) initially and prior to the Discharge of First Lien Obligations, the Second Lien Claimholders (if any), the Third Lien Claimholders (if any) and the Fourth Lien Claimholders (if any), (ii) from and after the Discharge of First Lien Obligations and prior to the Discharge of Second Lien Obligations, the Third Lien Claimholders (if any) and the Fourth Lien Claimholders (if any) and (iii) from and after the Discharge of Second Lien Obligations and prior to the Discharge of Third Lien Obligations, the Fourth Lien Claimholders (if any).

“Remaining Junior Lien Collateral Agents” means, as used herein as of any date of determination, (i) initially and prior to the Discharge of First Lien Obligations, the Second Lien Collateral Agent (if any), the Third Lien Collateral Agent (if any) and the Fourth Lien Collateral Agent (if any), (ii) from and after the Discharge of First Lien Obligations and prior to the Discharge of Second Lien Obligations, the Third Lien Collateral Agent (if any) and the Fourth Lien Collateral Agent (if any) and (iii) from and after the Discharge of Second Lien Obligations and prior to the Discharge of Third Lien Obligations, the Fourth Lien Collateral Agent (if any).

“Remaining Junior Lien Representatives” means, as used herein as of any date of determination, (i) initially and prior to the Discharge of First Lien Obligations, the Second Lien Representative (if any), the Third Lien Representative (if any) and the Fourth Lien Representative (if any), (ii) from and after the Discharge of First Lien Obligations and prior to the Discharge of Second Lien Obligations, the Third Lien Representative (if any) and the Fourth Lien Representative (if any) and (iii) from and after the Discharge of Second Lien Obligations and prior to the Discharge of Third Lien Obligations, the Fourth Lien Representative (if any).

“Remaining Priority Lien Collateral Agent” means, as used herein as of any date of determination, (i) if a Discharge of First Lien Obligations has occurred as of such date and a Discharge of Second Lien Obligations has not occurred as of such date, the Second Lien Collateral Agent, (ii) if a Discharge of First Lien Obligations and a Discharge of Second Lien Obligations has occurred as of such date and a Discharge of Third Lien Obligations has not occurred as of such date, the Third Lien Collateral Agent and (iii) if a Discharge of First Lien Obligations, a Discharge of Second Lien Obligations and a Discharge of Third Lien Obligations has occurred as of such date, the Fourth Lien Collateral Agent.

“Representative” means the First Lien Representative, the Second Lien Representative, the Third Lien Representative and/or the Fourth Lien Representative, as the context may require.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or equivalent officers of the Company.

“Second Lien Cap Amount” means, (x) unless the Company shall be subject to any Insolvency or Liquidation Proceeding, $165,000,000 minus the aggregate amount of principal payments made under the Second Lien Credit Agreement from and after the date hereof; and (y) if the Company shall be subject to any Insolvency or Liquidation Proceeding the sum of (i) $165,000,000 minus (ii) the aggregate amount of principal payments made under the Second Lien Credit Agreement from and after the date hereof plus (iii) 10% of the sum of the aggregate outstanding principal amount of Indebtedness under the Second Lien Loan Documents immediately prior to the commencement of such Insolvency or Liquidation Proceeding.

“Second Lien Claimholders” means the “Secured Parties” as defined in the Second Lien Credit Agreement.

“Second Lien Collateral” means any “Badcock Collateral,” “Pledged Collateral” or similar term as defined in any Second Lien Loan Document or any other assets of the Company with respect to which a Lien is granted, purported to be granted or required to be granted pursuant to a Second Lien Loan Document as security for any Second Lien Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any Second Lien Claimholder; provided that for the avoidance of doubt and solely for purposes of this Agreement, “Second Lien Collateral” shall not include any Collateral (as defined in each of the First Lien Credit Agreement, the Second Lien Credit Agreement, the Third Lien Credit Agreement and the Fourth Lien Credit Agreement).

“Second Lien Collateral Agent” has the meaning set forth in the Preamble to this Agreement.

“Second Lien Collateral Documents” means the “Badcock Security Documents” (as defined in the Second Lien Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or pursuant to which any such Lien is perfected; provided that (i) for the avoidance of doubt and solely for purposes of this Agreement, “Second Lien Collateral Documents” shall not include any Security Documents (as defined in each of the First Lien Credit Agreement, the Second Lien Credit Agreement, the Third Lien Credit Agreement and the Fourth Lien Credit Agreement) and (ii) in the case of any Second Lien/Fourth Lien Mortgage, such Second Lien/Fourth Lien Mortgage shall only constitute a “Second Lien Collateral Document” solely as it relates to such Second Lien/Fourth Lien Mortgage providing security for any Second Lien Obligations.

“Second Lien Credit Agreement” has the meaning set forth in the Recitals to this Agreement.

“Second Lien Guaranty” has the meaning set forth in the Recitals to this Agreement.

“Second Lien Loan Documents” means the Second Lien Credit Agreement and the other “Loan Documents” as defined in the Second Lien Credit Agreement and any other document or agreement entered into for the purpose of evidencing, governing, securing or perfecting the Second Lien Obligations.

“Second Lien Obligations” means the “Secured Obligations” as defined in the Second Lien Loan Documents. For avoidance of doubt, Hedging Obligations and Bank Product Obligations shall not be subject to the Second Lien Cap Amount.

“Second Lien Real Property Collateral Agent” has the meaning set forth in Section 5.5(f).

“Second Lien Representative” has the meaning set forth in the Preamble to this Agreement.

“Second Lien Mortgage” means a Second Lien/Fourth Lien Mortgage solely to the extent it constitutes a Second Lien Collateral Document.

“Second Lien/Fourth Lien Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by the Company is granted to secure any Second Lien Obligations and/or Fourth Lien Obligations or under which rights or remedies with respect to any such Liens are governed; provided that, for the avoidance of doubt and solely for purposes of this Agreement, “Second Lien Mortgages” shall not include any Mortgages (as defined in each of the First Lien Credit Agreement, the Second Lien Credit Agreement, the Third Lien Credit Agreement and the Fourth Lien Credit Agreement).

“Secured Loan Documents” means the First Lien Loan Documents, the Second Lien Loan Documents, the Third Lien Loan Documents or the Fourth Lien Loan Documents, as the case may be.

“Secured Obligations” means the First Lien Obligations, the Second Lien Obligations, the Third Lien Obligations or the Fourth Lien Obligations, as the case may be.

“Senior Lien Claimholder” means, when used herein, (i) in respect of the Second Lien Representative, the Second Lien Collateral Agent, the other Second Lien Claimholders and the Second Lien Obligations, the First Lien Claimholders, (ii) in respect of the Third Lien Representative, the Third Lien Collateral Agent, the other Third Lien Claimholders and the Third Lien Obligations, the First Lien Claimholders and the Second Lien Claimholders and (iii) in respect of the Fourth Lien Representative, the Fourth Lien Collateral Agent, the other Fourth Lien Claimholders and the Fourth Lien Obligations, the First Lien Claimholders, the Second Lien Claimholders and the Third Lien Claimholders.

“Senior Lien Collateral Agent” means, when used herein, (i) in respect of the Second Lien Representative, the Second Lien Collateral Agent, the other Second Lien Claimholders and the Second Lien Obligations, the First Lien Collateral Agent, (ii) in respect of the Third Lien Representative, the Third Lien Collateral Agent, the other Third Lien Claimholders and the Third Lien Obligations, the First Lien Collateral Agent and the Second Lien Collateral Agent and (iii) in respect of the Fourth Lien Representative, the Fourth Lien Collateral Agent, the other Fourth Lien Claimholders and the Fourth Lien Obligations, the First Lien Collateral Agent, the Second Lien Collateral Agent and the Third Lien Collateral Agent.

“Senior Lien Collateral Documents” means, when used herein, (i) in respect of any Second Lien Collateral Document, the First Lien Collateral Documents, (ii) in respect of any Third Lien Collateral Document, the First Lien Collateral Documents and the Second Lien Collateral Documents and (iii) in respect of any Fourth Lien Collateral Document, the First Lien Collateral Documents, the Second Lien Collateral Documents and the Third Lien Collateral Documents.

“Senior Lien Declined Lien” has the meaning set forth in Section 2.3.

“Senior Lien Loan Documents” means, when used herein, (i) in respect of any Second Lien Loan Document, the First Lien Loan Documents, (ii) in respect of any Third Lien Loan Document, the First Lien Loan Documents and the Second Lien Loan Documents and (iii) in respect of any Fourth Lien Loan Document, the First Lien Loan Documents, the Second Lien Loan Documents and the Third Lien Loan Documents.

“Senior Lien Obligations” means, when used herein, (i) in respect of the Second Lien Representative, the Second Lien Collateral Agent, the other Second Lien Claimholders and the Second Lien Obligations, the First Lien Obligations, (ii) in respect of the Third Lien Representative, the Third Lien Collateral Agent, the other Third Lien Claimholders and the Third Lien Obligations, the First Lien Obligations and the Second Lien Obligations and (iii) in respect of the Fourth Lien Representative, the Fourth Lien Collateral Agent, the other Fourth Lien Claimholders and the Fourth Lien Obligations, the First Lien Obligations, the Second Lien Obligations and the Third Lien Obligations.

“Senior Lien Representative” means, when used herein, (i) in respect of the Second Lien Representative, the Second Lien Collateral Agent, the other Second Lien Claimholders and the Second Lien Obligations, the First Lien Representative, (ii) in respect of the Third Lien Representative, the Third Lien Collateral Agent, the other Third Lien Claimholders and the Third Lien Obligations, the First Lien Representative and the Second Lien Representative and (iii) in respect of the Fourth Lien Representative, the Fourth Lien Collateral Agent, the other Fourth Lien Claimholders and the Fourth Lien Obligations, the First Lien Representative, the Second Lien Representative and the Third Lien Representative.

“Series” means the First Lien Obligations, the Second Lien Obligations, the Third Lien Obligations or the Fourth Lien Obligations, as the case may be.

“Standstill Period” has the meaning set forth in Section 3.1.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond price or bond index swaps or options for forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including such obligations or liabilities under any Master Agreement.

“Third Lien Cap Amount” means, (x) unless the Company shall be subject to any Insolvency or Liquidation Proceeding, $1,100,000,000; and (y) if the Company shall be subject to any Insolvency or Liquidation Proceeding the sum of (i) $1,100,000,000 plus (ii) 10% of the sum of the aggregate outstanding principal amount of Indebtedness under the Third Lien Loan Documents immediately prior to the commencement of such Insolvency or Liquidation Proceeding.

“Third Lien Claimholders” means the “Secured Parties” as defined in the Third Lien Credit Agreement.

“Third Lien Collateral” means any “Badcock Collateral,” “Pledged Collateral” or similar term as defined in any Third Lien Loan Document or any other assets of the Company with respect to which a Lien is granted, purported to be granted or required to be granted pursuant to a Third Lien Loan Document as security for any Third Lien Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any Third Lien Claimholder; provided that, for the avoidance of doubt and solely for purposes of this Agreement, “Third Lien Collateral” shall not include any Collateral (as defined in each of the First Lien Credit Agreement, the Second Lien Credit Agreement, the Third Lien Credit Agreement and the Fourth Lien Credit Agreement).

“Third Lien Collateral Agent” has the meaning set forth in the Preamble to this Agreement.

“Third Lien Collateral Documents” means the “Badcock Security Documents” (as defined in the Third Lien Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Third Lien Obligations or pursuant to which any such Lien is perfected; provided that (i) for the avoidance of doubt and solely for purposes of this Agreement, “Third Lien Collateral Documents” shall not include any Security Documents (as defined in each of the First Lien Credit Agreement, the Second Lien Credit Agreement, the Third Lien Credit Agreement and the Fourth Lien Credit Agreement) and (ii) in the case of any First Lien/Third Lien Mortgage, such First Lien/Third Lien Mortgage shall only constitute a “Third Lien Collateral Document” solely as it relates to such First Lien/Third Lien Mortgage providing security for any Third Lien Obligations.

“Third Lien Credit Agreement” has the meaning set forth in the Recitals to this Agreement.

“Third Lien Guaranty” has the meaning set forth in the Recitals to this Agreement.

“Third Lien Loan Documents” means the Third Lien Credit Agreement and the other “Loan Documents” as defined in the Third Lien Credit Agreement and any other document or agreement entered into for the purpose of evidencing, governing, securing or perfecting the Third Lien Obligations.

“Third Lien Mortgage” means a First Lien/Third Lien Mortgage solely to the extent it constitutes a Third Lien Collateral Document.

“Third Lien Obligations” means the “Secured Obligations” as defined in the Third Lien Loan Documents. For avoidance of doubt, Hedging Obligations and Bank Product Obligations shall not be subject to the Third Lien Cap Amount.

“Third Lien Representative” has the meaning set forth in the Preamble to this Agreement.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

1.2               Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a)                any definition of or reference herein to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as amended, restated, amended and restated, supplemented or otherwise modified from time to time and any reference herein to any statute or regulations shall include any amendment, renewal, extension or replacement thereof;

(b)                any reference herein to any Person shall be construed to include such Person’s successors and assigns from time to time;

(c)                the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d)                all references herein to Sections shall be construed to refer to Sections of this Agreement; and

(e)                the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

1.3               Currency Equivalents Generally. For purposes of determining compliance with any Dollar-denominated restriction on the maximum amount of Indebtedness permitted to be outstanding for any purposes hereunder, the principal amount of Indebtedness denominated in a currency other than U.S. Dollars shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is Refinancing Indebtedness denominated in a currency other than U.S. Dollars, and such refinancing would cause the applicable U.S. Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced (in each case, assuming a full utilization of commitments thereunder). The principal amount of any Refinancing Indebtedness, if incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such Refinancing (in each case, assuming a full utilization of commitments thereunder).

Section 2.    Lien Priorities.

2.1               Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Secured Obligations granted on the Collateral and notwithstanding any provision of the UCC or any other applicable law or the Secured Loan Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing any Series of Secured Obligations, the subordination of such Liens to any other Liens, or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Loan Party, each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, hereby agrees that:

(a)                any Lien on the Collateral securing any Senior Lien Obligations now or hereafter held by or on behalf of any Senior Lien Representative, any Senior Lien Collateral Agent or any Senior Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any Junior Lien Obligations; and

(b)                any Lien on the Collateral securing any Junior Lien Obligations now or hereafter held by or on behalf of any Junior Lien Representative, any Junior Lien Collateral Agent, any Junior Lien Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any Senior Lien Obligations. All Liens on the Collateral securing any Senior Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Junior Lien Obligations for all purposes, whether or not such Liens securing any Senior Lien Obligations are subordinated to any Lien securing any other obligation of the Company or any other Person.

2.2               Prohibition on Contesting Liens. Each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, and each Senior Lien Representative and each Senior Lien Collateral Agent, for itself and on behalf of each other Senior Lien Claimholder represented by it, agrees that it will not (and hereby waives any right to) directly or indirectly contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity, perfection, extent or enforceability of a Lien held, or purported to be held, by or on behalf of any of the Senior Lien Claimholders in the Collateral or by or on behalf of any of the Junior Lien Claimholders in the Collateral, as the case may be, or the amount, nature or extent of the Senior Lien Obligations or Junior Lien Obligations or the provisions of this Agreement; provided, that nothing in this Agreement shall be construed to prevent or impair the rights of any Senior Lien Representative, any Senior Lien Collateral Agent or any Senior Lien Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Senior Lien Obligations as provided in Sections 2.1 and 3.1.

2.3               No New Liens. So long as the Discharge of Senior Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Loan Party, the Company shall not:

(a)                grant or permit any additional Liens on any asset or property to secure any Junior Lien Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the Senior Lien Obligations, the parties hereto agreeing that any such Lien shall be subject to Section 2.1; provided that this provision will not be violated with respect to any particular Series of Senior Lien Obligations if the applicable Senior Lien Collateral Agent is given a reasonable opportunity to accept a Lien on any asset or property and either the Company or such Senior Lien Collateral Agent states in writing that the Secured Loan Documents under which such Senior Lien Collateral Agent is acting prohibit such Senior Lien Collateral Agent from accepting a Lien on such asset or property or the applicable Senior Lien Collateral Agent otherwise expressly declines to accept a Lien on such asset or property (any such prohibited or declined Lien with respect to a particular Series of Senior Lien Obligations, a “Senior Lien Declined Lien”); or

(b)                grant or permit any additional Liens on any asset or property to secure any Senior Lien Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Junior Lien Obligations; provided that this provision will not be violated with respect to any particular Series of Junior Lien Obligations if the applicable Junior Lien Collateral Agent is given a reasonable opportunity to accept a Lien on any asset or property and either the Company or such Junior Lien Collateral Agent states in writing that the Secured Loan Documents under which such Junior Lien Collateral Agent is acting prohibit such Junior Lien Collateral Agent from accepting a Lien on such asset or property or the applicable Junior Lien Collateral Agent otherwise expressly declines to accept a Lien on such asset or property (any such prohibited or declined Lien with respect to a particular Series of Junior Lien Obligations, a “Junior Lien Declined Lien” and, together with the Senior Lien Declined Liens, the “Declined Liens”).

If any Junior Lien Representative, any Junior Lien Collateral Agent or any Junior Lien Claimholder in respect of any Series of Junior Lien Obligations shall hold any Lien on any assets or property of the Company securing any Junior Lien Obligations that are not also subject to the Liens, other than any Declined Liens, securing the Senior Lien Obligations under the Collateral Documents in respect of all other Series of Senior Lien Obligations, such Junior Lien Representative, Junior Lien Collateral Agent or Junior Lien Claimholder shall notify the Senior Lien Representatives promptly upon becoming aware thereof and, unless the Company shall promptly grant a similar Lien, other than any such Lien that would constitute a Declined Lien, on such assets or property to each Senior Lien Collateral Agent as security for the Senior Lien Obligations represented by it, such Junior Lien Representative, Junior Lien Collateral Agent and Junior Lien Claimholders shall be deemed to hold and have held such Lien for the benefit of each Senior Lien Representative, Senior Lien Collateral Agent and the other Senior Lien Claimholders, other than any Senior Lien Claimholders whose Senior Loan Documents prohibit them from taking such Liens, as security for the Senior Lien Obligations of such Senior Lien Claimholders. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to any Senior Lien Representative, Senior Lien Collateral Agent and/or the Senior Lien Claimholders, each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of each Junior Lien Claimholder represented by it, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

If any Senior Lien Representative, any Senior Lien Collateral Agent or any Senior Lien Claimholder shall hold any Lien on any assets or property of the Company securing any Senior Lien Obligations that are not also subject to the junior-priority Liens, other than any Declined Liens, securing all Junior Lien Obligations under the Junior Lien Collateral Documents, such Senior Lien Representative, Senior Lien Collateral Agent or Senior Lien Claimholder shall notify the Junior Lien Representatives promptly upon becoming aware thereof and, unless the Company shall promptly grant a similar Lien, other than any such Lien that would constitute a Declined Lien, on such assets or property to each Junior Lien Collateral Agent as security for the Junior Lien Obligations represented by it, such Senior Lien Representative, Senior Lien Collateral Agent and Senior Lien Claimholders shall be deemed to hold and have held such Lien for the benefit of each Junior Lien Representative, Junior Lien Collateral Agent and the other Junior Lien Claimholders, other than any Junior Lien Claimholders whose Junior Lien Loan Documents prohibit them from taking such Liens, as security for the Junior Lien Obligations of such Junior Lien Claimholders.

2.4               Similar Liens and Agreements. The parties hereto agree that, subject to Sections 2.3 and 5.3(c), it is their intention that the Collateral securing the First Lien Obligations, the Second Lien Obligations, the Third Lien Obligations and the Fourth Lien Obligations be identical. In furtherance of the foregoing and of Section 8.12, the parties hereto agree, subject to the other provisions of this Agreement:

(a)                upon request by any Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Loan Documents, the Second Lien Loan Documents, the Third Lien Loan Documents and the Fourth Lien Loan Documents; and

(b)                that the First Lien Collateral Documents, the Second Lien Collateral Documents, the Third Lien Collateral Documents and the Fourth Lien Collateral Documents and guarantees for the First Lien Obligations, the Second Lien Obligations, the Third Lien Obligations and the Fourth Lien Obligations, subject to Sections 2.3 and 5.3(c), shall be in all material respects the same forms of documents other than with respect to the first lien, second lien, third lien and fourth lien nature of the Obligations thereunder.

2.5               Perfection of Liens. Except for the arrangements contemplated by Section 5.5, none of the Senior Lien Representatives, the Senior Lien Collateral Agents or the Senior Lien Claimholders shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of the Junior Lien Representatives, the Junior Lien Collateral Agents or the Junior Lien Claimholders. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Lien Claimholders on the one hand and the Junior Lien Claimholders on the other hand, and such provisions shall not impose on the Senior Lien Representatives, the Senior Lien Collateral Agents, the Senior Lien Claimholders, the Junior Lien Representatives, the Junior Lien Collateral Agents, the Junior Lien Claimholders or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Collateral which would conflict with prior-perfected claims therein in favor of any other Person or any order or decree of any court or Governmental Authority or any applicable law.

2.6               Nature of Senior Lien Obligations. Each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, acknowledges that a portion of the Senior Lien Obligations represents, or may in the future represent, debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that, subject to Section 5.3(a), the terms of the Senior Lien Obligations may be modified, extended or amended from time to time, and that, subject to the provisions of this Agreement, the aggregate amount of the Senior Lien Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Junior Lien Claimholders and without affecting the provisions hereof. The lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the Senior Lien Obligations or the Junior Lien Obligations, or any portion thereof.

Section 3.    Enforcement.

3.1               Exercise of Remedies.

(a)                Until the Discharge of Senior Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Loan Party, the Junior Lien Representatives, the Junior Lien Collateral Agents and the Junior Lien Claimholders:

(1)                will not commence or maintain, or seek to commence or maintain, any Enforcement Action or otherwise exercise any rights or remedies with respect to the Collateral; provided that the Applicable Junior Lien Representative and/or the Applicable Junior Lien Collateral Agent may commence an Enforcement Action or otherwise exercise any or all such rights or remedies after the passage of a period of at least 150 days has elapsed since the later of (i) the date on which a Junior Lien Representative declared the existence of any Event of Default under (and as defined in) any Secured Loan Document to which such Junior Lien Representative is a party; and (ii) the date on which the Applicable Senior Lien Representative received notice from such Junior Lien Representative of such declaration of such Event of Default (the “Standstill Period”); provided, further, that notwithstanding anything herein to the contrary, in no event shall any Junior Lien Representative, any Junior Lien Collateral Agent or any Junior Lien Claimholder take any Enforcement Action with respect to the Collateral if, notwithstanding the expiration of the Standstill Period, (i) the Applicable Senior Lien Representative, the Applicable Senior Lien Collateral Agent or the Applicable Senior Lien Claimholders shall have commenced and be diligently pursuing in good faith an Enforcement Action or other exercise of their rights or remedies in each case with respect to all or any material portion of the Collateral (prompt notice of such exercise to be given to the Junior Lien Representatives), (ii) any Loan Party shall be subject to any Insolvency or Liquidation Proceeding (provided that in any such Insolvency or Liquidation Proceeding any Junior Lien Representative, Junior Lien Collateral Agent or Junior Lien Claimholder may take any action expressly permitted by Section 3.1(c), Section 3.1(e) or Section 6 hereof); provided further that any Applicable Junior Lien Claimholder that takes any Enforcement Action pursuant to this Section 3.1 shall provide notice to each Senior Lien Representative of its election to take such Enforcement Actions hereunder (provided that the provision of any such notice shall not be a condition to the exercise of any such Enforcement Action that is otherwise made in accordance herewith, nor shall a failure to provide any such notice result in a breach of this Agreement by such Applicable Junior Lien Claimholder);

(2)                will not contest, protest or object to any foreclosure proceeding or action brought by any Senior Lien Representative, any Senior Lien Collateral Agent or any Senior Lien Claimholder or any other exercise by any Senior Lien Representative, any Senior Lien Collateral Agent or any Senior Lien Claimholder of any rights and remedies relating to the Collateral under the Senior Lien Loan Documents or otherwise (including any Enforcement Action initiated by or supported by any Senior Lien Representative, any Senior Lien Collateral Agent or any Senior Lien Claimholder); and

(3)                subject to their rights under Section 3.1(a)(1), will not object to the forbearance by any Senior Lien Representative, any Senior Lien Collateral Agent or any Senior Lien Claimholder from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral, in each case so long as any proceeds received by any Senior Lien Representative or Senior Lien Collateral Agent in excess of those necessary to achieve a Discharge of Senior Lien Obligations are distributed in accordance with Section 4.1 and applicable law.

(b)                Until the Discharge of Senior Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Loan Party, subject to Section 3.1(a)(1), the Senior Lien Representatives, the Senior Lien Collateral Agents and the Senior Lien Claimholders shall have the exclusive right to commence and maintain an Enforcement Action or otherwise enforce rights and exercise remedies with respect to the Collateral (including set-off, recoupment and the right to credit bid their debt, except that Junior Lien Representatives shall have the credit bid rights set forth in Section 3.1(c)(6)), and subject to Section 5.1, make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder; provided that any proceeds received by any Senior Lien Representative or Senior Lien Collateral Agent in excess of those necessary to achieve a Discharge of Senior Lien Obligations are distributed in accordance with Section 4.1 and applicable law. In commencing or maintaining any Enforcement Action or otherwise exercising rights and remedies with respect to the Collateral, the Senior Lien Representatives, the Senior Lien Collateral Agents and the Senior Lien Claimholders may enforce the provisions of the Secured Loan Documents to which they are party and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion in compliance with any applicable law and without consultation with any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder and regardless of whether any such exercise is adverse to the interest of any Junior Lien Claimholder. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(c)                Notwithstanding the foregoing, any Junior Lien Representative, any Junior Lien Collateral Agent and any other Junior Lien Claimholder may:

(1)                file a claim or statement of interest with respect to its Junior Lien Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Loan Party;

(2)                take any action (not adverse to the priority status of the Liens on the Collateral securing the Senior Lien Obligations, or the rights of any Senior Lien Representative, any Senior Lien Collateral Agent or the Senior Lien Claimholders to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Collateral;

(3)                file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Junior Lien Claimholders, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;

(4)                vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Junior Lien Obligations and the Collateral; provided that no filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder may be inconsistent with the provisions of this Agreement;

(5)                exercise any of its rights or remedies with respect to the Collateral after the termination of the Standstill Period to the extent permitted by Section 3.1(a)(1);

(6)                bid for or purchase Collateral at any public, private or judicial foreclosure upon such Collateral initiated by any Senior Lien Representative, any Senior Lien Collateral Agent or any other Senior Lien Claimholder, or any sale of Collateral during an Insolvency or Liquidation Proceeding; provided that such bid may not include a “credit bid” in respect of any Junior Lien Obligations unless the cash proceeds of such bid are otherwise sufficient to cause the Discharge of Senior Lien Obligations;

(7)                join (but not exercise any control over) a judicial foreclosure or Lien enforcement proceeding with respect to the Collateral initiated by any Senior Lien Representative, any Senior Lien Collateral Agent or any other Senior Lien Claimholder, to the extent that such action could not reasonably be expected to interfere materially with the Enforcement Action; or

(8)                object to any proposed acceptance of Collateral by any Senior Lien Representative, Senior Lien Collateral Agent or other Senior Lien Claimholder pursuant to Section 9-620 of the UCC, in a manner not inconsistent with the provisions of this Agreement.

Each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy with respect to any Collateral (including set-off and recoupment) in its capacity as a creditor, unless and until the Discharge of Senior Lien Obligations has occurred, except as expressly permitted by Section 3.1(a)(1) to the extent such Junior Lien Representative or such Junior Lien Collateral Agent and Junior Lien Claimholders represented by it are permitted to retain the proceeds thereof in accordance with Section 4.2 of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Lien Obligations has occurred, except as expressly provided in Sections 3.1(a) and 6.3(b) and this Section 3.1(c), the sole right of the Junior Lien Representatives, the Junior Lien Collateral Agents and the other Junior Lien Claimholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Junior Lien Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Senior Lien Obligations has occurred.

(d)                Subject to Sections 3.1(a) and 3.1(c) and Section 6.3(a):

(1)                each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, agrees that such Junior Lien Representative or such Junior Lien Collateral Agent and such Junior Lien Claimholders represented by it will not take any action that would hinder any exercise of remedies under the Senior Lien Loan Documents or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Collateral that is prohibited hereunder, whether by foreclosure or otherwise;

(2)                each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, hereby waives any and all rights such Junior Lien Representative or such Junior Lien Collateral Agent and such Junior Lien Claimholders represented by it may have as a junior lien creditor or otherwise to object to the manner in which any Senior Lien Representative, any Senior Lien Collateral Agent or any other Senior Lien Claimholder seeks to enforce or collect the Senior Lien Obligations or Liens securing the Senior Lien Obligations granted in any of the Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of any Senior Lien Representative, any Senior Lien Collateral Agent or any other Senior Lien Claimholder is adverse to the interest of any Junior Lien Claimholder; and

(3)                each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Junior Lien Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of any Senior Lien Representative, any Senior Lien Collateral Agent or any other Senior Lien Claimholder with respect to the Collateral as set forth in this Agreement and the Senior Lien Loan Documents.

(e)                Except as specifically set forth in this Agreement, the Junior Lien Representatives, the Junior Lien Collateral Agents and the other Junior Lien Claimholders may exercise rights and remedies as unsecured creditors against the Company that has guaranteed or granted Liens to secure the Junior Lien Obligations in accordance with the terms of the Junior Lien Loan Documents and applicable law (other than initiating in an involuntary case or proceeding under any Insolvency or Liquidation Proceeding with respect to the Company); provided that in the event that any Junior Lien Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Junior Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Senior Lien Obligations) in the same manner as the other Liens securing the Junior Lien Obligations are subject to this Agreement.

(f)                 Nothing in this Agreement shall prohibit the receipt by any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder of the required payments of interest, principal and other amounts owed in respect of the Junior Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder of rights or remedies as a secured creditor (including set-off and recoupment against the Collateral) or enforcement in contravention of this Agreement of any Lien held by any of them or as a result of any other violation by any Junior Lien Claimholder of the express terms of this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies any Senior Lien Representative, any Senior Lien Collateral Agent or any other Senior Lien Claimholder may have with respect to the Collateral.

3.2               Actions Upon Breach; Specific Performance. If any Junior Lien Claimholder, in contravention of the terms of this Agreement, in any way takes, attempts to or threatens to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or fails to take any action required by this Agreement, this Agreement shall create an irrebutable presumption and admission by such Junior Lien Claimholder that relief against such Junior Lien Claimholder by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the Senior Lien Claimholders, it being understood and agreed by each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of each Junior Lien Claimholder represented by it, that (i) the Senior Lien Claimholders’ damages from actions of any Junior Lien Claimholder may at that time be difficult to ascertain and may be irreparable and (ii) each Junior Lien Claimholder waives any defense that the Company and/or the Senior Lien Claimholders cannot demonstrate damage and/or be made whole by the awarding of damages. Each of the Senior Lien Representatives and/or Senior Lien Collateral Agents may demand specific performance of this Agreement. Each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any Senior Lien Representative, any Senior Lien Collateral Agent or any other Senior Lien Claimholder. No provision of this Agreement shall constitute or be deemed to constitute a waiver by any Senior Lien Representative or any Senior Lien Collateral Agent on behalf of itself and each other Senior Lien Claimholder represented by it of any right to seek damages from any Person in connection with any breach or alleged breach of this Agreement.

Section 4.    Payments.

4.1               Application of Proceeds. So long as the Discharge of Senior Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, any Collateral or any proceeds thereof and any insurance proceeds to be distributed pursuant to Section 5.2 received in connection with any Enforcement Action or other exercise of remedies by any Representative, any Collateral Agent or any Claimholder with respect to the Collateral shall be applied as follows:

FIRST, to the Collateral Agents and/or the Representatives for the payment of reasonable out-of-pocket costs and expenses incurred by such Representatives and/or Collateral Agents, in each case constituting Secured Obligations in connection with any Enforcement Action or such other exercise of remedies in respect of the Collateral (in the case of the Junior Lien Representatives and/or Junior Lien Collateral Agents, to the extent such Enforcement Action or other exercise of remedies in respect of the Collateral are not in violation of this Agreement);

SECOND, to the First Lien Obligations in such order as specified in the relevant First Lien Loan Documents until a Discharge of First Lien Obligations; provided, that any non-cash Collateral or non-cash proceeds may be held by the First Lien Collateral Agent as Collateral unless the failure to apply such amounts would be commercially unreasonable;

THIRD, to the Second Lien Obligations in such order as specified in the relevant Second Lien Loan Documents until a Discharge of Second Lien Obligations; provided, that any non-cash Collateral or non-cash proceeds may be held by the Second Lien Collateral Agent as Collateral unless the failure to apply such amounts would be commercially unreasonable;

FOURTH, to the Third Lien Obligations in such order as specified in the relevant Third Lien Loan Documents until a Discharge of Third Lien Obligations; provided, that any non-cash Collateral or non-cash proceeds may be held by the Third Lien Collateral Agent as Collateral unless the failure to apply such amounts would be commercially unreasonable;

FIFTH, to the Fourth Lien Obligations in such order as specified in the relevant Fourth Lien Loan Documents until a Discharge of Fourth Lien Obligations; provided, that any non-cash Collateral or non-cash proceeds may be held by the Fourth Lien Collateral Agent as Collateral unless the failure to apply such amounts would be commercially unreasonable; and

SIXTH, to the Company, its successors or assigns from time to time, or to whomever may be lawfully entitled to receive the same.

4.2               Payments Over.

(a)                So long as the Discharge of Senior Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, any Collateral or any proceeds thereof (including assets or proceeds subject to Liens referred to in the second to last paragraph of Section 2.3 and any assets or proceeds subject to Liens that have been avoided or otherwise invalidated, but excluding any debt obligations of the reorganized debtor distributed as contemplated by Section 6) received by any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder in connection with any Enforcement Action or other exercise of any right or remedy relating to the Collateral, less any reasonable out-of-pocket expenses incurred in connection with such Enforcement Action, in all cases shall be segregated and forthwith paid over to the Applicable Senior Lien Collateral Agent for the benefit of the Applicable Senior Lien Claimholders in the same form as received, with any necessary endorsements (which endorsements shall be without recourse and without any representations or warranties) or as a court of competent jurisdiction may otherwise direct. The Applicable Senior Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Junior Lien Representatives, Junior Lien Collateral Agents or any such other Junior Lien Claimholder. This authorization is coupled with an interest and is irrevocable until the Discharge of Senior Lien Obligations.

(b)                So long as the Discharge of Senior Lien Obligations has not occurred, if in any Insolvency or Liquidation Proceeding any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder shall receive any distribution of money or other property in respect of the Collateral or proceeds thereof (including any assets or proceeds subject to Liens referred to in the second to last paragraph of Section 2.3 and assets or proceeds subject to Liens that have been avoided or otherwise invalidated) such money or other property (other than debt obligations of the reorganized debtor distributed as contemplated by Section 6) shall be segregated and forthwith paid over to the Applicable Senior Lien Collateral Agent for the benefit of the Applicable Senior Lien Claimholders in the same form as received, with any necessary endorsements (which endorsements shall be without recourse and without any representations or warranties). The Applicable Senior Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Junior Lien Representatives, the Junior Lien Collateral Agents or any such other Junior Lien Claimholder. This authorization is coupled with an interest and is irrevocable until the Discharge of Senior Lien Obligations. Any Lien received by any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder in respect of any of the Junior Lien Obligations in any Insolvency or Liquidation Proceeding shall be subject to the terms of this Agreement.

(c)               After the Discharge of any Series of Senior Obligations has occurred and so long as the Discharge of Junior Lien Obligations has not occurred, if in any Insolvency or Liquidation Proceeding any Senior Lien Representative, any Senior Lien Collateral Agent or any other Senior Lien Claimholder shall receive any distribution of money or other property in respect of the Collateral or proceeds thereof (including any assets or proceeds subject to Liens referred to in the second to last paragraph of Section 2.3 and assets or proceeds subject to Liens that have been avoided or otherwise invalidated), such money or other property (other than debt obligations of the reorganized debtor distributed as contemplated by Section 6) shall be segregated and forthwith paid over to the Remaining Priority Lien Collateral Agent for the benefit of the Remaining Senior Lien Claimholders in the same form as received, with any necessary endorsements (which endorsements shall be without recourse and without any representations or warranties). The Remaining Priority Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Senior Lien Representatives, the Senior Lien Collateral Agents or any such other Senior Lien Claimholder. This authorization is coupled with an interest and is irrevocable until the Discharge of Junior Lien Obligations.

Section 5.    Other Agreements.

5.1               Releases.

(a)                If in connection with any Enforcement Action by any Senior Lien Representative or any Senior Lien Collateral Agent or any other exercise of any Senior Lien Representative’s or any Senior Lien Collateral Agent’s remedies in respect of the Collateral, in each case prior to the Discharge of Senior Lien Obligations, such Senior Lien Collateral Agent, for itself or on behalf of any of the Senior Lien Claimholders represented by it, releases any of its Liens on any part of the Collateral or such Senior Lien Representative, for itself or on behalf of any of the Senior Lien Claimholders represented by it, releases the Company from its obligations under its guaranty of the Senior Lien Obligations, then the Liens, if any, of each Junior Lien Collateral Agent, for itself or for the benefit of the Junior Lien Claimholders, on such Collateral, and the obligations of the Company under its guaranty of the Junior Lien Obligations, shall be automatically, unconditionally and simultaneously released. If in connection with any Enforcement Action or other exercise of rights and remedies by any Senior Lien Representative or any Senior Lien Collateral Agent, in each case prior to the Discharge of Senior Lien Obligations, the equity interests of any Person are foreclosed upon or otherwise disposed of and such Senior Lien Collateral Agent releases its Lien on the property or assets of such Person then the Liens of each Junior Lien Collateral Agent with respect to the property or assets of such Person will be automatically released to the same extent as the Liens of such Senior Lien Collateral Agent. Each Junior Lien Representative and each Junior Lien Collateral Agent, for itself or on behalf of any Junior Lien Claimholder represented by it, shall promptly execute and deliver to the Senior Lien Representatives, Senior Lien Collateral Agents or the Company such termination statements, releases and other documents as any Senior Lien Representative, Senior Lien Collateral Agent or the Company may request to effectively confirm the foregoing releases.

(b)                If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral by the Company (collectively, a “Disposition”) permitted under the terms of the Senior Lien Loan Documents and the terms of the Junior Lien Loan Documents (other than in connection with an Enforcement Action or other exercise of any Senior Lien Representative’s and/or Senior Lien Collateral Agent’s remedies in respect of the Collateral, which shall be governed by Section 5.1(a)), any Senior Lien Collateral Agent, for itself or on behalf of any Senior Lien Claimholder represented by it, releases any of its Liens on any part of the Collateral, or any Senior Lien Representative, for itself or on behalf of any Senior Lien Claimholder represented by it, releases the Company from its obligations under its guaranty of the Senior Lien Obligations, in each case other than (A) in connection with, or following, the Discharge of Senior Lien Obligations or (B) after the occurrence and during the continuance of any Event of Default under (and as defined in) any Junior Lien Loan Document, then the Liens, if any, of each Junior Lien Collateral Agent, for itself or for the benefit of the Junior Lien Claimholders represented by it, on such Collateral, and the obligations of the Company under its guaranty of the Junior Lien Obligations, shall be automatically, unconditionally and simultaneously released. Each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, shall promptly execute and deliver to the Senior Lien Representatives, the Senior Lien Collateral Agents or the Company such termination statements, releases and other documents as any Senior Lien Representative, Senior Lien Collateral Agent or the Company may request to effectively confirm such release.

(c)                Until the Discharge of Senior Lien Obligations occurs, each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, hereby irrevocably constitutes and appoints the Applicable Senior Lien Collateral Agent and any officer or agent of the Applicable Senior Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Junior Lien Representative, such Junior Lien Collateral Agent and such Junior Lien Claimholders or in the Applicable Senior Lien Collateral Agent’s own name, from time to time in the Applicable Senior Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release. This power is coupled with an interest and is irrevocable until the Discharge of Senior Lien Obligations.

(d)                Until the Discharge of Senior Lien Obligations occurs, to the extent that any Senior Lien Collateral Agent, any Senior Lien Representative or any Senior Lien Claimholder (i) has released any Lien on Collateral or the Company from its obligation under its guarantee and any such Liens or guarantee are later reinstated or (ii) obtains any new Liens or additional guarantees from the Company, then each Junior Lien Collateral Agent, for itself and for the Junior Lien Claimholders represented by it, shall be granted a Lien on any such Collateral (except to the extent such Lien represents a Junior Lien Declined Lien with respect to the Junior Lien Obligations represented by such Junior Lien Collateral Agent), subject to this Agreement, and each Junior Lien Representative, for itself and for the Junior Lien Claimholders represented by it, shall be granted an additional guarantee, as the case may be.

5.2               Insurance. Unless and until the Discharge of Senior Lien Obligations has occurred, the Senior Lien Representatives, the Senior Lien Collateral Agents and the other Senior Lien Claimholders shall have the sole and exclusive right, subject to the rights of the Company under the Senior Lien Loan Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Subject to the rights of the Company under the Senior Lien Loan Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Collateral shall be distributed in accordance with the terms of Section 4.1. Until the Discharge of Senior Lien Obligations has occurred, if any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, then it shall segregate and forthwith pay such proceeds over to the Applicable Senior Lien Collateral Agent in accordance with the terms of Section 4.2.

5.3               Amendments to Secured Loan Documents.

(a)                The First Lien Loan Documents may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with their terms without notice to, or the consent of, any Second Lien Claimholder, Third Lien Claimholder or Fourth Lien Claimholder, all without affecting the lien subordination or other provisions of this Agreement; provided that any such amendment, restatement, supplement or modification is not inconsistent with the terms of this Agreement and the Other Intercreditor Agreement.

(b)                The Second Lien Loan Documents may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with their terms without notice to, or the consent of, any First Lien Claimholder, Third Lien Claimholder or Fourth Lien Claimholder, all without affecting the lien subordination or other provisions of this Agreement; provided that any such amendment, restatement, supplement or modification is not inconsistent with the terms of this Agreement and the Other Intercreditor Agreement.

(c)                The Third Lien Loan Documents may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with their terms and the Third Lien Obligations may be Refinanced subject to Section 5.6 without notice to, or the consent of, any First Lien Claimholder, Second Lien Claimholder or Fourth Lien Claimholder, all without affecting the lien subordination or other provisions of this Agreement; provided that any such amendment, restatement, supplement, modification or Refinancing is not inconsistent with the terms of this Agreement and the Other Intercreditor Agreement and, in the case of a Refinancing, the holders of such Refinancing debt (directly or through their agent) bind themselves in a writing addressed to each other Collateral Agent to the terms of this Agreement.

(d)               The Fourth Lien Loan Documents may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with their terms and the Fourth Lien Obligations may be Refinanced subject to Section 5.6 without notice to, or the consent of, any First Lien Claimholder, Second Lien Claimholder or Third Lien Claimholder, all without affecting the lien subordination or other provisions of this Agreement; provided that any such amendment, restatement, supplement, modification or Refinancing is not inconsistent with the terms of this Agreement and the Other Intercreditor Agreement and, in the case of a Refinancing, the holders of such Refinancing debt (directly or through their agent) bind themselves in a writing addressed to each other Collateral Agent to the terms of this Agreement.

(e)                In the event the Applicable Senior Lien Collateral Agent or the Applicable Senior Lien Claimholders and the Company enter into any amendment, waiver or consent in respect of any of the Applicable Senior Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Applicable Senior Lien Collateral Document or changing in any manner the rights of the Applicable Senior Lien Collateral Agent, such Applicable Senior Lien Claimholders or the Company thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of each Applicable Junior Lien Collateral Document without the consent of any other Representative, any other Collateral Agent, any other Claimholder or the Company and without any action by any other Representative, any other Collateral Agent, any other Claimholder or the Company, provided that:

(1)                no such amendment, waiver or consent shall have the effect of:

(A)              removing assets subject to the Lien of the Applicable Junior Lien Collateral Documents, except to the extent that a release of such Lien is permitted or required by Section 5.1 and provided that there is a corresponding release of the Liens securing the Applicable Senior Lien Obligations on such removed assets;

(B)              modifying the covenants requiring that the Company take actions to perfect or protect the Liens of any Collateral Agent in the Collateral to the extent adverse in any material respect to any Claimholders;

(C)              imposing duties on any Collateral Agent or any Representative without its consent;

(D)              permitting other Liens on the Collateral not permitted under the terms of the other Secured Loan Documents or Section 6; or

(E)               being prejudicial to the interests of the other Claimholders to a greater extent than the Applicable Senior Lien Claimholders (other than by virtue of their relative priority and the rights and obligations hereunder); and

(2)                notice of such amendment, waiver or consent shall have been given by the Company to each other Collateral Agent within ten Business Days after the effective date of such amendment, waiver or consent.

5.4               Confirmation of Subordination in Junior Lien Collateral Documents. The Company agrees that each Junior Lien Collateral Document shall include the following language (or language to similar effect approved by the Applicable Senior Lien Collateral Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the [Collateral Agent] pursuant to this Agreement and the exercise of any right or remedy by the [Collateral Agent] hereunder are subject to the provisions of the Four Lien Intercreditor Agreement, dated as of November 22, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Four Lien Intercreditor Agreement”), among JPMorgan Chase Bank, N.A., as First Lien Representative and as First Lien Collateral Agent, Alter Domus (US) LLC, as Second Lien Representative and as Second Lien Collateral Agent, JPMorgan Chase Bank, N.A., as Third Lien Representative and as Third Lien Collateral Agent, Alter Domus (US) LLC, as Fourth Lien Representative and as Fourth Lien Collateral Agent, and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Four Lien Intercreditor Agreement and this Agreement, the terms of the Four Lien Intercreditor Agreement shall govern and control.”

In addition, the Company agrees that each Junior Lien Mortgage, if any, covering any Collateral shall contain such other language as the Applicable Senior Lien Collateral Agent may reasonably request to reflect the subordination of such Junior Lien Mortgage to the Senior Lien Collateral Documents covering such Collateral.

5.5               Gratuitous Bailee/Agent for Perfection; Badcock Mortgaged Property.

(a)                The Applicable Senior Lien Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees), to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”), as collateral agent for the Applicable Senior Lien Claimholders and as gratuitous bailee for the Junior Lien Collateral Agents (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee thereof solely for the purpose of perfecting the security interest granted under the First Lien Loan Documents, the Second Lien Loan Documents, the Third Lien Loan Documents and the Fourth Lien Loan Documents, respectively, subject to the terms and conditions of this Section 5.5. Solely with respect to any deposit accounts under the control (within the meaning of Section 9-104 of the UCC) of any Applicable Senior Lien Collateral Agent, such Applicable Senior Lien Collateral Agent agrees to also hold control over such deposit accounts as gratuitous agent for the Junior Lien Collateral Agents, subject to the terms and conditions of this Section 5.5. Prior to a Discharge of First Lien Obligations, at the request of the First Lien Collateral Agent, each Junior Lien Collateral Agent shall turn over possession of any Pledged Collateral in possession of such Junior Lien Collateral Agent to the First Lien Collateral Agent. From and after a Discharge of First Lien Obligations and prior to a Discharge of Second Lien Obligations, at the request of the Second Lien Collateral Agent, each Junior Lien Collateral Agent shall turn over possession of any Pledged Collateral in possession of such Junior Lien Collateral Agent to the Second Lien Collateral Agent. From and after a Discharge of First Lien Obligations and a Discharge of Second Lien Obligations and prior to a Discharge of Third Lien Obligations, at the request of the Third Lien Collateral Agent, each Junior Lien Collateral Agent shall turn over possession of any Pledged Collateral in possession of such Junior Lien Collateral Agent to the Third Lien Collateral Agent.

(b)                No Applicable Senior Lien Collateral Agent shall have any obligation whatsoever to the other Claimholders to ensure that the Pledged Collateral is genuine or owned by the Company, to perfect the security interests of any Claimholders or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of any Applicable Senior Lien Collateral Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as gratuitous bailee (and with respect to deposit accounts, gratuitous agent) in accordance with this Section 5.5 and delivering the Pledged Collateral upon a Discharge of First Lien Obligations, a Discharge of Second Lien Obligations or a Discharge of Third Lien Obligations, as the case may be, as provided in Section 5.5(d).

(c)                No Applicable Senior Lien Collateral Agent or any other Applicable Senior Lien Claimholder shall have by reason of the First Lien Collateral Documents, the Second Lien Collateral Documents, the Third Lien Collateral Documents, the Fourth Lien Collateral Documents, this Agreement or any other document a fiduciary relationship in respect of any Junior Lien Claimholder and the Junior Lien Claimholders hereby waive and release the Applicable Senior Lien Collateral Agent and the other Applicable Senior Lien Claimholders from all claims and liabilities arising pursuant to any Applicable Senior Lien Collateral Agent’s role under this Section 5.5 as gratuitous bailee and gratuitous agent with respect to the Pledged Collateral. It is understood and agreed that the interests of the Applicable Senior Lien Collateral Agent and the other Applicable Senior Lien Claimholders, on the one hand, and the Junior Lien Claimholders on the other hand, may differ and the Applicable Senior Lien Collateral Agent and the other Applicable Senior Lien Claimholders shall be fully entitled to act in their own interest without taking into account the interests of the Junior Lien Claimholders.

(d)                So long as this Agreement is in effect, Pledged Collateral in the possession of any Collateral Agent or any Representative shall be delivered to the Applicable Senior Lien Collateral Agent together with any necessary endorsements (which endorsements shall be without recourse and without any representation or warranty), in the following manner:

(1)                to the First Lien Collateral Agent until a Discharge of First Lien Obligations has occurred, and thereafter,

(2)                if a Discharge of First Lien Obligations has occurred but a Discharge of Second Lien Obligations has not occurred, to the Second Lien Collateral Agent until a Discharge of Second Lien Obligations has occurred, and thereafter,

(3)                if a Discharge of First Lien Obligations and a Discharge of Second Lien Obligations has occurred but a Discharge of Third Lien Obligations has not occurred, to the Third Lien Collateral Agent until a Discharge of Third Lien Obligations has occurred, and thereafter,

(4)                if a Discharge of First Lien Obligations, a Discharge of Second Lien Obligations and a Discharge of Third Lien Obligations has occurred but a Discharge of Fourth Lien Obligations has not occurred, to the Fourth Lien Collateral Agent until a Discharge of Fourth Lien Obligations has occurred, and thereafter,

(5)                if a Discharge of First Lien Obligations, a Discharge of Second Lien Obligations, a Discharge of Third Lien Obligations and a Discharge of Fourth Lien Obligations has occurred, to the Company or to whomever may be lawfully entitled to receive the same.

(e)                Notwithstanding the foregoing, each of the parties hereto acknowledges and agrees, with respect to each First Lien/Third Lien Mortgage, as follows:

(1)                each First Lien/Third Lien Mortgage has been granted in favor of the Third Lien Collateral Agent for the benefit of the First Lien Claimholders and the Third Lien Claimholders to secure the First Lien Obligations and the Third Lien Obligations (the Third Lien Collateral Agent in such capacity, the “First Lien Real Property Collateral Agent”);

(2)                if a Discharge of First Lien Obligations has not occurred and the Third Lien Collateral Agent is not the Applicable Junior Lien Collateral Agent:

(A)              the First Lien Real Property Collateral Agent shall only act, and shall be entitled to rely without the consent or direction of any other Person, on the instructions of the First Lien Collateral Agent with respect to each First Lien/Third Lien Mortgage thereunder and under this Agreement for purposes of such actions; and

(B)              the First Lien Real Property Collateral Agent shall be deemed to be the First Lien Collateral Agent for all purposes of this Agreement as it relates to the First Lien/Third Lien Mortgages (including, for the avoidance of doubt, Sections 3 and 4 of this Agreement);

(3)                if a Discharge of First Lien Obligations has not occurred and the Third Lien Collateral Agent is the Applicable Junior Lien Collateral Agent:

(A)              the First Lien Real Property Collateral Agent shall act, and shall be entitled to rely without the consent or direction of any other Person, on the instructions of each of the First Lien Collateral Agent and the Third Lien Collateral Agent with respect to each First Lien/Third Lien Mortgage thereunder and under this Agreement, in each case, to the extent such instructions do not conflict with the provisions of this Agreement; provided that, to the extent the instructions of the First Lien Collateral Agent and the Third Lien Collateral Agent conflict with one another, the First Lien Real Property Collateral Agent shall act on the instructions of the First Lien Collateral Agent and not those of the Third Lien Collateral Agent;

(B)              if the First Lien Real Property Collateral Agent is acting on the instructions of the First Lien Collateral Agent in accordance with the preceding clause (e)(3)(A), the First Lien Real Property Collateral Agent shall be deemed to be the First Lien Collateral Agent for all purposes of this Agreement as it relates to the First Lien/Third Lien Mortgages (including, for the avoidance of doubt, Sections 3 and 4 of this Agreement) for purposes of such actions; and

(C)              if the First Lien Real Property Collateral Agent is acting on the instructions of the Third Lien Collateral Agent in accordance with the preceding clause (e)(3)(A), the First Lien Real Property Collateral Agent shall be deemed to be the Third Lien Collateral Agent for all purposes of this Agreement as it relates to the First Lien/Third Lien Mortgages (including, for the avoidance of doubt, Sections 3 and 4 of this Agreement) for purposes of such actions; and

(4)                if a Discharge of First Lien Obligations has occurred, the First Lien Real Property Collateral Agent shall only act, and shall be entitled to rely without the consent or direction of any other Person, on the instructions of the Third Lien Collateral Agent with respect to each First Lien/Third Lien Mortgage thereunder and under this Agreement.

(f)                 Notwithstanding the foregoing, each of the parties hereto acknowledges and agrees, with respect to each Second Lien/Fourth Lien Mortgage, as follows:

(1)                each Second Lien/Fourth Lien Mortgage has been granted in favor of the Fourth Lien Collateral Agent for the benefit of the Second Lien Claimholders and the Fourth Lien Claimholders to secure the Second Lien Obligations and the Fourth Lien Obligations (the Fourth Lien Collateral Agent in such capacity, the “Second Lien Real Property Collateral Agent” and, together with the First Lien Real Property Collateral Agent, the “Real Property Collateral Agents”);

(2)                if a Discharge of Second Lien Obligations has not occurred and the Fourth Lien Collateral Agent is not the Applicable Junior Lien Collateral Agent:

(A)              the Second Lien Real Property Collateral Agent shall only act, and shall be entitled to rely without the consent or direction of any other Person, on the instructions of the Second Lien Collateral Agent with respect to each Second Lien/Fourth Lien Mortgage thereunder and under this Agreement for purposes of such actions; and

(B)              the Second Lien Real Property Collateral Agent shall be deemed to be the Second Lien Collateral Agent for all purposes of this Agreement as it relates to the Second Lien/Fourth Lien Mortgages (including, for the avoidance of doubt, Sections 3 and 4 of this Agreement);

(3)                if a Discharge of Second Lien Obligations has not occurred and the Fourth Lien Collateral Agent is the Applicable Junior Lien Collateral Agent:

(A)              the Second Lien Real Property Collateral Agent shall act, and shall be entitled to rely without the consent or direction of any other Person, on the instructions of each of the Second Lien Collateral Agent and the Fourth Lien Collateral Agent with respect to each Second Lien/Fourth Lien Mortgage thereunder and under this Agreement, in each case, to the extent such instructions do not conflict with the provisions of this Agreement; provided that, to the extent the instructions of the Second Lien Collateral Agent and the Fourth Lien Collateral Agent conflict with one another, the Second Lien Real Property Collateral Agent shall act on the instructions of the Second Lien Collateral Agent and not those of the Fourth Lien Collateral Agent;

(B)              if the Second Lien Real Property Collateral Agent is acting on the instructions of the Second Lien Collateral Agent in accordance with the preceding clause (f)(3)(A), the Second Lien Real Property Collateral Agent shall be deemed to be the Second Lien Collateral Agent for all purposes of this Agreement as it relates to the Second Lien/Fourth Lien Mortgages (including, for the avoidance of doubt, Sections 3 and 4 of this Agreement) for purposes of such actions; and

(C)              if the Second Lien Real Property Collateral Agent is acting on the instructions of the Fourth Lien Collateral Agent in accordance with the preceding clause (f)(3)(A), the Second Lien Real Property Collateral Agent shall be deemed to be the Fourth Lien Collateral Agent for all purposes of this Agreement as it relates to the Second Lien/Fourth Lien Mortgages (including, for the avoidance of doubt, Sections 3 and 4 of this Agreement) for purposes of such actions; and

(4)                if a Discharge of Second Lien Obligations has occurred, the Second Lien Real Property Collateral Agent shall only act, and shall be entitled to rely without the consent or direction of any other Person, on the instructions of the Fourth Lien Collateral Agent with respect to each Second Lien/Fourth Lien Mortgage thereunder and under this Agreement.

(g)                No Real Property Collateral Agent shall have any obligation whatsoever to the other Claimholders to ensure that any Badcock Mortgaged Property is owned by the Company, to perfect the security interests of any Claimholders or to preserve rights or benefits of any Person in respect of any Badcock Mortgaged Property except as expressly set forth in this Section 5.5. The duties or responsibilities of any Real Property Collateral Agent under this Section 5.5 shall be limited solely to acting as collateral agent in respect of the Badcock Mortgaged Properties in accordance with this Section 5.5.

(h)                No Real Property Collateral Agent shall have by reason of the First Lien Collateral Documents, the Second Lien Collateral Documents, the Third Lien Collateral Documents, the Fourth Lien Collateral Documents, this Agreement or any other document a fiduciary relationship in respect of any other party hereto and each other party hereto hereby waives and releases each Real Property Collateral Agent from all claims and liabilities arising pursuant to any Real Property Collateral Agent’s role under this Section 5.5 as collateral agent in respect of the Badcock Mortgaged Properties. Each of the First Lien Claimholders, the Third Lien Claimholders and the Company hereby agrees to pay, and to save the First Lien Real Property Collateral Agent harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of the provisions of the First Lien/Third Lien Mortgages and this Agreement as it relates thereto. Each of the Second Lien Claimholders, the Fourth Lien Claimholders and the Company hereby agrees to pay, and to save the Second Lien Real Property Collateral Agent harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of the provisions of the Second Lien/Fourth Lien Mortgages and this Agreement as it relates thereto.

If a Discharge of Senior Lien Obligations occurs, the Collateral Agent in respect of which Indebtedness such Discharge occurred further agrees to take all other action reasonably requested by the Remaining Priority Lien Collateral Agent at the expense of the Company in connection with such Remaining Priority Lien Collateral Agent obtaining a first-priority security interest in the Collateral.

5.6               When Discharge of Obligations Deemed to Not Have Occurred. (a) The Third Lien Obligations and the Fourth Lien Obligations may, subject to this Section 5.6, be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Loan Document) of any Senior Lien Claimholder or Junior Lien Claimholder, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Representative and Collateral Agent of the holders of any such Refinancing Indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing Indebtedness.

(b)                If such Refinancing Indebtedness is intended to constitute Third Lien Obligations or Fourth Lien Obligations, the Company shall (i) so state in its Designation pursuant to which the Company shall (w) identify the Refinancing Indebtedness to be designated as Third Lien Obligations or Fourth Lien Obligations, as the case may be, and the initial aggregate principal amount or committed amount thereof, (x) specify the name and address of the Collateral Agent and the Representative for such Refinancing Indebtedness, (y) certify that such Refinancing Indebtedness is permitted by the Secured Loan Documents and that the conditions set forth in this Section 5.6 are satisfied with respect to such Refinancing Indebtedness, and (z) expressly state that such agreement giving rise to such Refinancing Indebtedness satisfies the requirements of a Refinancing and (ii) shall have delivered to each Collateral Agent (other than the Collateral Agent with respect to the Obligations being Refinanced) true and complete copies of the credit agreement and the collateral documents for such Refinancing Indebtedness, certified as being true and correct by a Responsible Officer of the Company.

(c)                Upon the execution and delivery of a Joinder Agreement by the Representative and Collateral Agent in respect of any such Refinancing Indebtedness, in each case, in accordance with this Section 5.6, each other Representative and each other Collateral Agent hereunder shall acknowledge such receipt thereof by countersigning a copy thereof, subject to the terms of this Section 5.6 and returning the same to such Representative and Collateral Agent in respect of such Refinancing Indebtedness provided that the failure of any Representative or any Collateral Agent to so acknowledge or return shall not affect the status of such debt as Third Lien Obligations or Fourth Lien Obligations, as the case may be, if the other requirements of this Section 5.6 are complied with.

Section 6.    Insolvency or Liquidation Proceedings.

6.1               Other Intercreditor Agreement. Each of the parties hereto agrees that the provisions of Section 6.1 through Section 6.9 of the Other Intercreditor Agreement apply with respect to this Agreement and the parties hereto as if fully set forth herein (irrespective of whether or not the Other Intercreditor Agreement is then in effect).

6.2               Effectiveness in Insolvency or Liquidation Proceedings. The parties hereto acknowledge that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, which will be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to the Company will include such Person as a debtor-in-possession and any receiver or trustee for such Person in an Insolvency or Liquidation Proceeding.

Section 7.    Reliance; Waivers; Etc.

7.1               Reliance. Other than any reliance on the terms of this Agreement, each Representative and each Collateral Agent, on behalf of itself and each other Claimholder represented by it, acknowledges that it and such Claimholders have, independently and without reliance on any other Representative, any other Collateral Agent or any other Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Secured Loan Documents to which it is a party and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Secured Loan Documents to which they are a party or this Agreement.

7.2               No Warranties or Liability. Each Representative and each Collateral Agent, on behalf of itself and each other Claimholder represented by it, acknowledges and agrees that no other Representative or other Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Secured Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, each Claimholder will be entitled to manage and supervise its respective extensions of credit under the Secured Loan Documents in accordance with law and as it may otherwise, in its sole discretion, deem appropriate. No Representative, Collateral Agent or other Claimholder shall have any duty to any other Representatives, Collateral Agents or any of the other Claimholders to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company (including the Secured Loan Documents), regardless of any knowledge thereof which it may have or be charged with.

7.3               No Waiver of Lien Priorities; No Marshaling.

(a)                No right of any Claimholder, any Representative, any Collateral Agent or any of them to enforce any provision of this Agreement or any Secured Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any Claimholder, any Representative or any Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement or any of the Secured Loan Documents, regardless of any knowledge thereof which any Representative, any Collateral Agent or any Claimholder, or any of them, may have or be otherwise charged with.

(b)                Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company under the Senior Loan Documents and subject to the provisions of Section 5.3(a)), the Senior Lien Claimholders, the Senior Lien Representatives, the Senior Lien Collateral Agents and any of them in respect of any Series of Senior Lien Obligations may, at any time and from time to time in accordance with the Senior Lien Loan Documents and/or applicable law, without the consent of, or notice to, any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder, without incurring any liabilities to any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder is affected, impaired or extinguished thereby) do any one or more of the following:

(1)                change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any Series of Senior Lien Obligations or any Lien on any Collateral securing such Series of Senior Lien Obligations or guaranty of any of such Series of Senior Lien Obligations or any liability of the Company, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of such Series of Senior Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by such Senior Lien Representative, such Senior Lien Collateral Agent or any of such other Senior Lien Claimholders, such Series of Senior Lien Obligations or any of the Senior Lien Loan Documents in respect of such Series of Senior Lien Obligations; provided, that any such increase in such Series of Senior Lien Obligations shall not increase the sum of the Indebtedness constituting principal under the Senior Lien Loan Documents in respect of such Series of Senior Lien Obligations to an amount in excess of the applicable Cap Amount;

(2)                sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral securing such Series of Senior Lien Obligations or any liability of the Company to any of the Senior Lien Claimholders, the Senior Lien Representative or the Senior Lien Collateral Agent, in each case, in respect of such Series of Senior Lien Obligations or any liability incurred directly or indirectly in respect thereof;

(3)                settle or compromise any Series of Senior Lien Obligations or any other liability of the Company in respect of such Series of Senior Lien Obligations or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order; and

(4)                exercise or delay in or refrain from exercising any right or remedy against the Company or any other Person or any security, and elect any remedy and otherwise deal freely with the Company or any Collateral and any security and any guarantor or any liability of the Company to the Senior Lien Claimholders in respect of such Series of Senior Lien Obligations or any liability incurred directly or indirectly in respect thereof.

(c)                Except as otherwise expressly provided herein, each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, also agrees that the Senior Lien Claimholders, the Senior Lien Representatives and the Senior Lien Collateral Agents shall not have any liability to such Junior Lien Representative, such Junior Lien Collateral Agent or any such Junior Lien Claimholders, and such Junior Lien Representative and such Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, hereby waives any claim against any Senior Lien Claimholder, any Senior Lien Representative or any Senior Lien Collateral Agent arising out of any and all actions which the Senior Lien Claimholders, any Senior Lien Representative or any Senior Lien Collateral Agent may take or permit or omit to take with respect to:

(1)                any Senior Lien Loan Document in respect of the Series of Senior Lien Obligations of such Senior Lien Representative, such Senior Lien Collateral Agent or such other Senior Lien Claimholder (other than this Agreement);

(2)                the collection of the Series of Senior Lien Obligations of such Senior Lien Representative, such Senior Lien Collateral Agent or such other Senior Lien Claimholder; or

(3)                the foreclosure upon, or sale, liquidation or other disposition of, any Collateral.

Each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, agrees that the Senior Lien Claimholders, the Senior Lien Representatives and the Senior Lien Collateral Agents do not have any duty to them in respect of the maintenance or preservation of the Collateral, the Senior Lien Obligations of any Series or otherwise.

(d)                Until the Discharge of Senior Lien Obligations, each Remaining Junior Lien Representative and each Remaining Junior Lien Collateral Agent, on behalf of itself and each other Remaining Junior Lien Claimholder represented by it, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of any marshaling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to any Collateral or any other similar rights a junior secured creditor may have under applicable law.

For the avoidance of doubt, nothing in this Section 7.3 shall limit any Junior Lien Claimholder’s right to enforce this Agreement.

7.4               Obligations Unconditional. All rights, interests, agreements and obligations of the Representatives, Collateral Agents and the other Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)                any lack of validity or enforceability of any Secured Loan Documents;

(b)                except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Secured Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Secured Loan Document;

(c)                except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Secured Obligations or any guarantee thereof;

(d)                the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Loan Party; or

(e)                any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company in respect of any Representative, any Collateral Agent, any Claimholder or the Secured Obligations in respect of this Agreement.

Section 8.    Miscellaneous.

8.1               Integration/Conflicts.

(a)                This Agreement, the First Lien Loan Documents, the Second Lien Loan Documents, the Third Lien Loan Documents and the Fourth Lien Loan Documents represent the entire agreement of the Company and the Claimholders with respect to the subject matter hereof and thereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. There are no promises, undertakings, representations or warranties by the Claimholders relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein.

(b)                In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Loan Documents, the Second Lien Loan Documents, the Third Lien Loan Documents or the Fourth Lien Loan Documents, the provisions of this Agreement shall govern and control; provided that the foregoing shall not be construed to limit the relative rights and obligations as among the First Lien Claimholders, as among the Second Lien Claimholders, as among the Third Lien Claimholders or as among the Fourth Lien Claimholders.

8.2               Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the Senior Lien Claimholders may continue, at any time and without notice to any Junior Lien Representative or any other Junior Lien Claimholder, to extend credit and other financial accommodations and lend monies to or for the benefit of one or more of the Loan Parties constituting First Lien Obligations, Second Lien Obligations or Third Lien Obligations, as the case may be, in reliance hereon. Each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions. All references to any Loan Party shall include such Loan Party as debtor and debtor-in-possession and any receiver, trustee or similar person for any Loan Party (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

(a)                with respect to the First Lien Representative, the First Lien Collateral Agent, the First Lien Claimholders and the First Lien Obligations, on the date on which the First Lien Obligations are Discharged;

(b)                with respect to the Second Lien Representative, the Second Lien Collateral Agent, the Second Lien Claimholders and the Second Lien Obligations, on the date on which the Second Lien Obligations are Discharged;

(c)                with respect to the Third Lien Representative, the Third Lien Collateral Agent, the Third Lien Claimholders and the Third Lien Obligations, on the date on which the Third Lien Obligations are Discharged, subject to Section 5.6; and

(d)               with respect to the Fourth Lien Representative, the Fourth Lien Collateral Agent, the Fourth Lien Claimholders and the Fourth Lien Obligations, on the date on which the Fourth Lien Obligations are Discharged, subject to Section 5.6;

provided, however, that in each case, such termination shall not relieve any such party of its obligations incurred hereunder prior to the date of such termination.

8.3               Amendments; Waivers(a).

(a)                No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Company shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement, except with respect to Section 5.6, Section 8.18 or this Section 8.3 (including, in each case, each defined term referred to therein to the extent used therein) to the extent such amendment, modification or waiver directly and adversely affects the rights of the Company.

(b)                Notwithstanding the foregoing, without the consent of any other Claimholder, any Representative and Collateral Agent may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.6 and upon such execution and delivery, such Representative and Collateral Agent and the applicable New Claimholders and the applicable New Obligations, as the case may be, of the Series for which such Representative and Collateral Agent is acting shall be subject to the terms hereof.

8.4               Information Concerning Financial Condition of the Loan Parties and their Subsidiaries. Each Representative, each Collateral Agent and each other Claimholder, respectively, shall be responsible for keeping themselves informed of (a) the financial condition of the Loan Parties and their Subsidiaries and all endorsers and/or guarantors of the First Lien Obligations, the Second Lien Obligations, the Third Lien Obligations or the Fourth Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations, the Second Lien Obligations, the Third Lien Obligations or the Fourth Lien Obligations. No Representative, Collateral Agent or other Claimholder shall have any duty to advise any other Representative, Collateral Agent or Claimholder of information known to them regarding such condition or any such circumstances or otherwise. In the event any Representative, Collateral Agent or other Claimholder, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other Representative, Collateral Agent or other Claimholder, it shall be under no obligation:

(a)                to make, and such Representative, Collateral Agent or other Claimholder shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b)                to provide any additional information or to provide any such information on any subsequent occasion;

(c)                to undertake any investigation; or

(d)                to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5               Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any of the Junior Lien Representatives, the Junior Lien Collateral Agents or the other Junior Lien Claimholders pays over to the Applicable Senior Lien Representative, the Applicable Senior Lien Collateral Agent or the other Applicable Senior Lien Claimholders under the terms of this Agreement, such Junior Lien Claimholders, Junior Lien Representatives and Junior Lien Collateral Agents shall be subrogated to the rights of such Applicable Senior Lien Representative, Applicable Senior Lien Collateral Agent and other Applicable Senior Lien Claimholders; provided that each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until (i) in the case of the Second Lien Claimholders, the Discharge of First Lien Obligations has occurred, (ii) in the case of the Third Lien Claimholders, the Discharge of First Lien Obligations and the Discharge of Second Lien Obligations has occurred and (iii) in the case of the Fourth Lien Claimholders, the Discharge of First Lien Obligations, the Discharge of Second Lien Obligations and the Discharge of Third Lien Obligations has occurred. The Company acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by any Junior Lien Representative, Junior Lien Collateral Agent or other Junior Lien Claimholder that are paid over to the Applicable Senior Lien Representative, the Applicable Senior Lien Collateral Agent or other Applicable Senior Lien Claimholder pursuant to this Agreement shall not reduce any of the Junior Lien Obligations.

8.6               Application of Payments. All payments received by the Applicable Senior Lien Representative, the Applicable Senior Lien Collateral Agent or any other Applicable Senior Lien Claimholder may be applied, reversed and reapplied, in whole or in part, to such part of the Applicable Senior Lien Obligations provided for in the Senior Lien Loan Documents in respect of such Applicable Senior Lien Obligations. Each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, agrees to any extension or postponement of the time of payment of the Applicable Senior Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any Lien which may at any time secure any part of the Applicable Senior Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7               Reserved.

8.8               Agency Capacities. Except as expressly provided herein (including Section 5.5), (i) JPMorgan Chase Bank, N.A. is acting in the capacity of First Lien Representative and First Lien Collateral Agent solely for the First Lien Claimholders, (ii) Alter Domus (US) LLC is acting in the capacity of Second Lien Representative and Second Lien Collateral Agent solely for the Second Lien Claimholders, (iii) JPMorgan Chase Bank, N.A. is acting in the capacity of Third Lien Representative and Third Lien Collateral Agent solely for the Third Lien Claimholders and (iv) Alter Domus (US) LLC is acting in the capacity of Fourth Lien Representative and Fourth Lien Collateral Agent solely for the Fourth Lien Claimholders. Except as expressly provided herein, each other Representative and Collateral Agent is acting in the capacity of Representative and Collateral Agent, respectively, solely for the Claimholders under the Secured Loan Documents for which it is the named Representative or Collateral Agent, as the case may be, in the applicable Joinder Agreement.

8.9               Submission to Jurisdiction; Certain Waivers. The Company, each Representative and each Collateral Agent, on behalf of itself and each other applicable Claimholder represented by it, hereby irrevocably and unconditionally:

(a)                submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents (whether arising in contract, tort or otherwise) to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York sitting in the Borough of Manhattan, and appellate courts from any thereof;

(b)                agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court;

(c)                agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Agreement or any other Secured Loan Document shall affect any right that any Claimholder may otherwise have to bring any action or proceeding relating to this Agreement or any other Secured Loan Document against the Company or any of its assets in the courts of any jurisdiction;

(d)                waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Collateral Document in any court referred to in Section 8.9(a) (and irrevocably waives to the fullest extent permitted by applicable law the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court);

(e)                consents to service of process in any such proceeding in any such court by registered or certified mail, return receipt requested, to the applicable party at its address provided in accordance with Section 8.11 (and agrees that nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law);

(f)                 agrees that service as provided in Section 8.9(e) is sufficient to confer personal jurisdiction over the applicable party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and

(g)                waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages.

8.10           WAIVER OF JURY TRIAL.

EACH PARTY HERETO AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO AND THE COMPANY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO AND THE COMPANY FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

8.11           Notices. All notices to the Claimholders permitted or required under this Agreement shall be sent to the applicable Representative. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by telefacsimile, electronic mail or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or electronic mail, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto or in the Joinder Agreement pursuant to which it becomes a party hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.12           Further Assurances. Each Representative and each Collateral Agent, on behalf of itself and each other Claimholder represented by it, and the Company, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as any Representative and Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

8.13           APPLICABLE LAW. THIS AGREEMENT, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS IN THE COLLATERAL).

8.14           Binding on Successors and Assigns. This Agreement shall be binding upon each Representative, each Collateral Agent, each other Claimholder, the Company and their respective successors and assigns from time to time. If any Representative or Collateral Agent resigns or is replaced pursuant to the applicable Secured Loan Documents, its successor shall be deemed to be a party to this Agreement and shall have all the rights of, and be subject to all the obligations of, this Agreement. No provision of this Agreement will inure to the benefit of a bankruptcy trustee, debtor-in-possession, creditor trust or other representative of an estate or creditor of the Company, including where any such trustee, debtor-in-possession, creditor trust or other representative of an estate is the beneficiary of a Lien securing Collateral by virtue of the avoidance of such Lien in an Insolvency or Liquidation Proceeding.

8.15           Section Headings. The section headings and the table of contents used in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose, be given any substantive effect, affect the construction hereof or be taken into consideration in the interpretation hereof.

8.16           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or other electronic transmission (i.e., a “pdf”) shall be effective as delivery of a manually executed counterpart hereof. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

8.17           Authorization. By its signature, each Person executing this Agreement, on behalf of such Person but not in his or her personal capacity as a signatory, represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.18           No Third Party Beneficiaries; Provisions Solely to Define Relative Rights. This Agreement and the rights and benefits hereof shall inure to the benefit of each Claimholder and its respective successors and assigns from time to time. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Representatives, Collateral Agents and Claimholders. Other than as set forth in Section 5.6 and in Section 8.3, neither the Company nor any other creditor shall have any rights hereunder and neither the Company nor any other creditor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Company, which are absolute and unconditional, to pay the First Lien Obligations, the Second Lien Obligations, the Third Lien Obligations and the Fourth Lien Obligations as and when the same shall become due and payable in accordance with their terms.

8.19           No Indirect Actions. Unless otherwise expressly stated, if a party may not take an action under this Agreement, then it may not take that action indirectly, or support any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the party but is intended to have substantially the same effects as the prohibited action.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Four Lien Intercreditor Agreement as of the date first written above.

JPMORGAN CHASE BANK, N.A.

as First Lien Representative and as First Lien Collateral Agent

By: /s/ James A. Knight

Name: James A. Knight

Title: Executive Director

JPMorgan Chase Bank, N.A.

383 Madison Ave, Floor 23

New York, NY 10179

Attn: James Knight

Facsimile: (917) 464-7000

Email: james.a.knight@jpmorgan.com

[Signature Page to Four Lien Intercreditor Agreement]

ALTER DOMUS (US) LLC,
as Second Lien Representative and as Second Lien Collateral Agent

By: /s/ Matthew Trybula

Name: Matthew Trybula

Title: Associate Counsel

Alter Domus (US) LLC

225 W. Washington Street, 9th Floor

Chicago, Illinois 60606

Attention: Legal Department and Rick Ledenbach

Facsimile No. (312) 376-0751

Email: legal@alterdomus.com

ALTER DOMUS (US) LLC,
as Fourth Lien Representative, as Fourth Lien Collateral Agent and as Second Lien Real Property Collateral Agent

By: /s/ Matthew Trybula

Name: Matthew Trybula

Title: Associate Counsel

Alter Domus (US) LLC

225 W. Washington Street, 9th Floor

Chicago, Illinois 60606

Attention: Legal Department and Rick Ledenbach

Facsimile No. (312) 376-0751

Email: legal@alterdomus.com

[Signature Page to Four Lien Intercreditor Agreement]

JPMORGAN CHASE BANK, N.A.

as Third Lien Representative, as Third Lien Collateral Agent and as First Lien Real Property Collateral Agent

By: /s/ James A. Knight

Name: James A. Knight

Title: Executive Director

JPMorgan Chase Bank, N.A.

383 Madison Ave, Floor 23

New York, NY 10179

Attn: James Knight

Facsimile: (917) 464-7000

Email: james.a.knight@jpmorgan.com

[Signature Page to Four Lien Intercreditor Agreement]

Acknowledged by:

THE COMPANY:

W.S. BADCOCK CORPORATION

By: /s/ Brian Kahn

Name: Brian Kahn

Title: Senior Vice President

109 Innovation Court, Suite J,

Delaware, OH 43015

Attention: Tiffany McMillan-McWaters

Email: tmcwaters@franchisegrp.com

[Signature Page to Four Lien Intercreditor Agreement]